SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Somanetics Corporation
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PROXY STATEMENT
I. ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS — YEAR ENDED NOVEMBER 30, 2009
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — NOVEMBER 30, 2009
OPTION EXERCISES AND STOCK VESTED — YEAR ENDED NOVEMBER 30, 2009
DIRECTOR COMPENSATION — YEAR ENDED NOVEMBER 30, 2009
II. PROPOSAL TO APPROVE AN AMENDMENT TO THE SOMANETICS CORPORATION 2005 STOCK INCENTIVE PLAN PRIMARILY TO INCREASE AUTHORIZED SHARES
NEW PLAN BENEFITS
III. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR REGISTERED INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING NOVEMBER 30, 2010
IV. OTHER MATTERS
EXHIBIT A

2600 Troy Center Drive
Troy, Michigan 48084-4771
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2010
To the Shareholders of Somanetics Corporation:
          THIS IS OUR NOTICE TO YOU that the annual meeting of shareholders of Somanetics Corporation will be held at our new offices, 2600 Troy Center Drive, Troy, Michigan 48084-4771, at 10:00 a.m. eastern time on Wednesday, April 21, 2010 for the following purposes:
1.	To select two directors, each to serve until the 2013 annual meeting of shareholders and until his successor is elected and qualified.

2.	To consider and act upon a proposal to approve an amendment to the Somanetics Corporation 2005 Stock Incentive Plan primarily to increase the number of common shares reserved for issuance under the plan by 600,000 shares, from 1,200,000 to 1,800,000 shares.

3.	To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as our registered independent accountants for the year ending November 30, 2010.

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.
          Only shareholders of record on February 22, 2010 will be entitled to notice of the meeting or any adjournment of the meeting and to vote at the meeting or any adjournment of the meeting.
          All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.
          Your attention is called to the attached proxy statement and the accompanying proxy. A copy of our annual report for the fiscal year ended November 30, 2009 accompanies this notice.
By order of the board of directors
Bruce J. Barrett
President and Chief Executive Officer
Troy, Michigan
March 4, 2010
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 21, 2010. Our 2010 proxy statement and annual report for the fiscal year ended November 30, 2009 are available free of charge at https://materials.proxyvote.com/834445.
Note to Beneficial Owners. Effective January 1, 2010, NYSE and SEC rule changes no longer permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to uncontested elections of directors if you do not indicate your vote or return the voting instruction card. Therefore, it is very important for you to vote your shares for the election of directors.

SOMANETICS CORPORATION
2600 Troy Center Drive
Troy, Michigan 48084-4771
PROXY STATEMENT
Annual Meeting of Shareholders
April 21, 2010
General Information
     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Somanetics Corporation. The proxies are being solicited for use at the 2010 annual meeting of shareholders to be held at our new offices, 2600 Troy Center Drive, Troy, Michigan 48084-4771, at 10:00 a.m. eastern time on Wednesday, April 21, 2010, and at any adjournment of that meeting. The 2010 annual meeting of shareholders is being held for the purposes described in the notice of annual meeting of shareholders on the prior page. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about March 4, 2010.
Solicitation
     We will bear the entire cost of soliciting proxies in the enclosed form, including the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional information we furnish to shareholders and Internet websites. We may supplement our solicitation of proxies by mail with telephone, telegraph, facsimile, e-mail or personal solicitation by our directors, officers or other regular employees and via the Internet, such as postings on websites. We will not pay any additional compensation to our directors, officers or other regular employees for these services. We have also engaged Georgeson Shareholder to solicit proxies by mail or telephone or in person, at an expected cost to us of approximately $8,500 plus per call and per televote fees plus reasonable out-of-pocket expenses. We will request that brokers, nominees and other similar record holders forward soliciting material, and we will reimburse them upon request for their out-of-pocket expenses.
Voting Securities and Principal Holders
Voting Rights and Outstanding Shares
     Only shareholders of record at the close of business on February 22, 2010 will be entitled to notice of the annual meeting or any adjournment of the meeting and to vote at the annual meeting or any adjournment of the meeting. As of the close of business on February 22, 2010, we had 11,951,290 outstanding common shares, $0.01 par value, the only class of our stock outstanding and entitled to vote.
     Each common share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding common shares entitled to vote, or 5,975,646 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment of the meeting.
Revocability of Proxies
     A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to our Secretary or by executing and delivering to our Secretary a later dated proxy. A shareholder’s attendance at the meeting will not have the effect of revoking any proxy given by that shareholder unless the shareholder gives written notice of revocation to our Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Somanetics Corporation, 2600 Troy Center Drive, Troy, Michigan 48084-4771, Attention: Investor Relations Department.
     Valid proxies in the enclosed form that are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below, FOR the proposed increase in the number of common shares reserved for issuance under the 2005 Stock Incentive Plan, and FOR the proposed ratification of the appointment of Deloitte & Touche LLP as our registered independent accountants for the year ending November 30, 2010.
Principal Holders of Our Voting Securities
     The following table contains information with respect to the beneficial ownership of our common shares as of February 22, 2010 by each person known to us to beneficially own more than five percent of our common shares, our only outstanding class of voting shares:

			Percentage of
	Amount and Nature of		Common Shares
Name and Address of Beneficial Owner	Beneficial Ownership		Owned (1)
Michael R. Murphy and Daniel J. Donoghue Discovery Group I, LLC Discovery Equity Partners, L.P. 191 North Wacker Drive, Suite 1685 Chicago, Illinois 60606	762,355	(2)	6.4

BlackRock, Inc 40 East 52nd Street New York, New York 10022	748,692	(3)	6.3

Bruce J. Barrett 2600 Troy Center Drive Troy, Michigan 48084-4771	705,410	(4)	5.7

(1)	Based on 11,951,290 common shares outstanding as of February 22, 2010.

(2)	The information with respect to Michael R. Murphy, Daniel J. Donoghue, Discovery Group I, LLC (“Discovery Group”) and Discovery Equity Partners, L.P. (“Discovery Equity”) is based solely on a Schedule 13D, dated December 28, 2009, as amended by Amendment No. 1, dated January 7, 2010, and Amendment No. 2, dated

February 8, 2010. Discovery Group and Discovery Equity are primarily engaged in the business of investing in securities and Mr. Murphy and Mr. Donoghue are the sole managing members of Discovery Group. Each of Discovery Group, Mr. Murphy and Mr. Donoghue has shared voting and dispositive power over 762,355 common shares. The Schedule 13D states that the shares are held in two private investment partnerships over which Discovery Group exercises discretionary investment management authority, including Discovery Equity, which shares voting and dispositive power over 648,037 shares, and Discovery Group is the sole general partner of Discovery Equity.

(3)	The information with respect to BlackRock, Inc. is based solely on a Schedule 13G, dated January 20, 2010. BlackRock, Inc. is a parent holding company. The Schedule 13G states that on December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors, NA and certain of its affiliates. BlackRock, Inc. has sole voting and investment power over the common shares shown in the table above as beneficially owned by it. The Schedule 13G states that the subsidiaries of BlackRock Inc. that acquired these common shares are BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, and BlackRock Investment Management, LLC.

(4)	Includes 517,919 common shares that Mr. Barrett has the right to acquire within 60 days of February 22, 2010, 18,000 restricted common shares that vest in five equal annual installments beginning June 29, 2007 (10,800 common shares have vested and are no longer restricted), 18,000 restricted common shares that vest in five equal annual installments beginning March 20, 2009 (3,600 common shares have vested and are no longer restricted), 44,800 restricted common shares that vest in ten equal annual installments beginning February 17, 2011, and 17,000 common shares owned jointly with his wife.
I. ELECTION OF DIRECTORS
     Our board of directors proposes that the two persons named below as “nominees for election as directors for a three-year term” be elected as our directors, to hold office until the annual meeting of shareholders to be held in 2013 and until his successor is elected and qualified. Mr. Barrett was last elected as a director at the 2007 annual meeting of shareholders on April 19, 2007 and General Jumper was elected by the Board of Directors on June 13, 2007 to fill a newly-created vacancy in the board. If a quorum is present, the two nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominee receives the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed below unless the person giving the proxy withholds authority to vote for these nominees. The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which we do not expect to happen, the proxy holders intend to vote the proxies in accordance with their best judgment for another qualified person nominated by us. If we nominate another qualified person, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee, (2) discloses that such nominee has consented to be named in the revised proxy statement and to serve if elected, and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominee.
     The following information is furnished as of February 22, 2010 with respect to our nominees for election as directors, with respect to each person whose term of office as one of our directors will continue after the meeting, with respect to each of our executive officers who is named in the Summary Compensation Table below, and with respect to all of our directors and executive officers as a group:

				Amount and		Percentage
				Nature of		of
			Position and Offices	Common Shares		Common	Term
	Director		With Us and Other	Beneficially		Shares	to
Name	Since	Age	Principal Occupation	Owned		Owned(1)	Expire
NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
Bruce J. Barrett	6/94	50	President, Chief Executive Officer and a Director	705,410	(2)	5.7	2013

John P. Jumper	6/07	65	Director, Retired Chief of Staff, United States Air Force	10,000	(3)	*	2013

DIRECTORS CONTINUING IN OFFICE

Dr. James I. Ausman	6/94	72	Director, Clinical Professor of Neurosurgery at the University of California at Los Angeles, Chairman, Waymaster Corporation, President and Chief Executive Officer, Future Healthcare Strategies, and Editor of Surgical Neurology International	66,791	(4)	*	2011

Richard R. Sorensen	6/06	54	Director, Treasurer, Chief Financial Officer and Director, U.S. Health Holdings Ltd. and its wholly-owned subsidiaries, U.S. Health and Life Insurance Company and Automated Benefit Services, Inc.	16,000	(5)	*	2011

Daniel S. Follis	4/89	72	Director, President of Verschuren & Follis, Inc. and President of Follis Corporation	34,270	(6)	*	2012

OTHER EXECUTIVE OFFICERS

Arik A. Anderson				33,200	(7)	*
William M. Iacona				168,275	(8)	1.4
Dominic J. Spadafore				159,580	(9)	1.3
Mary Ann Victor				160,761	(10)	1.3
All directors and executive officers as a group (9 persons)				1,354,287	(11)	10.5

*	Less than 1 percent

(1)	Based on 11,951,290 common shares outstanding as of February 22, 2010. For purposes of the table above, and in accordance with the rules of the Securities and Exchange Commission, we deem common shares that are subject to options that are currently exercisable or exercisable within 60 days of February 22, 2010 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the common shares beneficially owned by them.

(2)	Includes 517,919 common shares that Mr. Barrett has the right to acquire within 60 days of February 22, 2010, 18,000 restricted common shares that vest in five equal annual installments beginning June 29, 2007 (10,800 common shares have vested and are no longer restricted), 18,000 restricted common shares that vest in five equal annual installments beginning March 20, 2009 (3,600 common shares have vested and are no longer restricted), 44,800 restricted common shares that vest in ten equal annual installments beginning February 17, 2011, and 17,000 common shares owned jointly with his wife.

(3)	Includes 10,000 common shares that General Jumper has the right to acquire within 60 days of February 22, 2010.

(4)	Includes 40,500 common shares that Dr. Ausman has the right to acquire within 60 days of February 22, 2010, 19,761 common shares owned jointly with his wife, and 6,530 shares held in an individual retirement account over which Dr. Ausman exercises sole voting and investment control.

(5)	Includes 16,000 common shares that Mr. Sorensen has the right to acquire within 60 days of February 22, 2010.

(6)	Includes 26,000 common shares that Mr. Follis has the right to acquire within 60 days of February 22, 2010. The common shares shown above as beneficially owned by Mr. Follis include 8,270 common shares owned by The Infinity Fund, a limited partnership in which Mr. Follis is a 28.33 percent limited partner and a 50 percent general partner and which is administered by Verschuren & Follis, Inc., a corporation in which Mr. Follis is a 50 percent shareholder, a director and the President.

(7)	Includes 10,800 common shares that Mr. Anderson has the right to acquire within 60 days of February 22, 2010, 9,000 restricted common shares that vest in five equal annual installments beginning November 2, 2008 (3,600 common shares have vested and are no longer restricted), 9,000 restricted common shares that vest in five equal annual installments beginning April 23, 2010, and 8,000 restricted common shares that vest in ten equal annual installments beginning February 17, 2011.

(8)	Includes 129,525 common shares that Mr. Iacona has the right to acquire within 60 days of February 22, 2010, 9,000 restricted common shares that vest in five equal annual installments beginning June 29, 2007 (5,400 common shares have vested, are no longer restricted and are owned jointly with his wife), 9,000 restricted common shares that vest in five equal annual installments beginning March 20, 2009 (1,800 common shares have vested, are no longer restricted and are owned jointly with his wife), 15,750 restricted common shares that vest in ten equal annual installments beginning February 17, 2011, and 5,000 additional common shares owned jointly with his wife.

(9)	Includes 120,680 common shares that Mr. Spadafore has the right to acquire within 60 days of February 22, 2010, 9,000 restricted common shares that vest in five equal annual installments beginning June 29, 2007 (5,400 common shares have vested and are no longer restricted), 9,000 restricted common shares that vest in five equal annual installments beginning March 20, 2009 (1,800 common shares have vested and are no longer restricted), 17,400 restricted common shares that vest in ten equal annual installments beginning February 17, 2011, and 3,500 common shares that Mr. Spadafore owns jointly with his wife.

(10)	Includes 115,261 common shares that Ms. Victor has the right to acquire within 60 days of February 22, 2010, 9,000 restricted common shares that vest in five equal annual installments beginning June 29, 2007 (5,400 common shares have vested and are no longer restricted), 9,000 restricted common shares that vest in five equal annual installments beginning March 20, 2009 (1,800 common shares have vested and are no longer restricted), 17,400 restricted common shares that vest in ten equal annual installments beginning February 17, 2011, and 5,100 common shares held by Ms. Victor’s husband.

(11)	Includes 986,685 common shares that all executive officers and directors as a group have the right to acquire within 60 days of February 22, 2010, 45,000 restricted common shares that vest in five equal annual installments beginning June 29, 2007 (27,000 common shares have vested and are no longer restricted), 9,000 restricted common shares that vest in five equal annual installments beginning November 2, 2008 (3,600 common shares have vested, are no longer restricted and have been sold), 45,000 restricted common shares that vest in five equal annual installments beginning March 20, 2009 (9,000 common shares have vested and are no longer restricted), 9,000 restricted common shares that vest in five equal annual installments beginning April 23, 2010, and 103,350 restricted common shares that vest in ten equal annual installments beginning February 17, 2011.
Biographical Information
     The following is a brief account of the business experience during the past five years of each nominee for our board of directors and of each of our directors whose term of office will continue after the meeting:
     Bruce J. Barrett. Mr. Barrett has served as our President and Chief Executive Officer and as one of our directors since June 1994. Earlier in his career, Mr. Barrett served as the Director, Hospital Products Division, for Abbott Laboratories, Ltd., a health care equipment manufacturer and distributor, and as the Director, Sales and Marketing, for Abbott Critical Care Systems, a division of Abbott Laboratories, Inc., a health care equipment manufacturer and distributor. While at Abbott Critical Care Systems, Mr. Barrett managed Abbott’s invasive oximetry products for approximately four years. Prior to joining Abbott Laboratories, he served as the group product manager of hemodynamic monitoring products of Baxter Edwards Critical Care, an affiliate of Baxter International, Inc., another health care equipment manufacturer and distributor. Mr. Barrett received a B.S. degree in marketing from Indiana State University and an M.B.A. degree from Arizona State University. Mr. Barrett is a party to an employment agreement with us that requires us to elect him to the offices he currently holds.
     John P. Jumper. General Jumper retired from the United States Air Force in 2005 after a 39-year military career. In his last position as Chief of Staff he served as the senior military officer in the Air Force leading more than 700,000 military, civilian, Air National Guard and Air Force Reserve men and women. In that position he administered annual budgets in excess of $100 billion. As Chief of Staff, he was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. From 2000 to 2001 General Jumper served as Commander, Air Combat Command. During the 1999 war in Kosovo and Serbia he commanded U.S. Air Forces in Europe and Allied Air Forces Central Europe. In earlier assignments he served on the Joint Staff and as Senior Military Assistant to Secretary of Defense Dick Cheney and Secretary Les Aspin. He also commanded an F-16 fighter squadron and two fighter wings, accumulating more than 5,000 flying hours, including more than 1,400 combat hours in Vietnam and Iraq. He currently serves on the Board of Directors of the following publicly-traded companies: Goodrich Corporation, SAIC, Inc. and Jacobs Engineering Group Inc., and these are the only publicly-traded or companies or registered investment companies on whose boards he has served in the past five years, except for TechTeam Global, Inc., on whose board he served from June 2006 through March 2009. He also currently serves on the non-profit Boards of the American Air Museum in Britain, the VMI Board of Visitors, the Marshall Foundation and the Air Force Village Charitable Foundation. He also serves as a director of several private companies and as an advisor and independent consultant to several companies. General Jumper holds a degree in electrical engineering from the Virginia Military Institute and an M.B.A. from Golden Gate University in San Francisco.

     James I. Ausman, M.D., Ph.D. Dr. Ausman has served as one of our directors since June 1994. He has been Clinical Professor of Neurosurgery at the University of California at Los Angeles since 2005. He and his wife, Carolyn, are the creators and executive producers of the PBS series “The Leading Gen: What will you do with the rest of your life?” Since January 2006 he has served as Chairman and Chief Executive Officer of Waymaster Corporation, a television production company that produces this series. In November 2007 he formed his own healthcare consulting company, Future Healthcare Strategies, and has served as its President and Chief Executive Officer since then. From August 2006 until December 2007 he served as a consultant for Sg2 LLC, a healthcare consulting firm. From July 2002 until December 2005, he served as a consultant for Navigant Consulting, Inc. (formerly The Tiber Group), a healthcare strategic planning and market research company. From 1994 until 2009, he was the editor of Surgical Neurology. In 2010 he became the Editor of Surgical Neurology International, an open-access Internet journal of neurosurgery and neuroscience. He was a Professor in, and the Chairman of, the Department of Neurosurgery at the University of Illinois at Chicago from 1991 until September 2001. From September 1978 until August 1991, he was Chairman of the Department of Neurosurgery at Henry Ford Hospital in Detroit. From December 1987 until July 1991, he served as Director of the Henry Ford Neurosurgical Institute, also at Henry Ford Hospital. In addition, he was Clinical Professor of Surgery, Section of Neurosurgery at the University of Michigan in Ann Arbor from 1980 until 1991. Dr. Ausman received a B.S. degree in chemistry and biology from Tufts University, a Doctorate of Medicine from Johns Hopkins University School of Medicine, a Masters of Arts in Physiology from the State University of New York at Buffalo, and a Ph.D. in Pharmacology from George Washington University. He has also received graduate training in neurosurgery at the University of Minnesota and has obtained board certification from the American Board of Neurological Surgery.
     Richard R. Sorensen. Mr. Sorensen has served as one of our directors since June 2006. Since May 2007 he has served as Treasurer and Chief Financial Officer of U.S. Health Holdings Ltd and its wholly-owned subsidiaries U.S. Health and Life Insurance Company, a group health and life insurance company, and Automated Benefit Services, Inc., a third party administrator, and has served as a director of all three of these entities since October 2009. From May 2005 to May 2007, he served as a financial advisor with UBS Financial Services, Inc., a firm providing financial advisory and brokerage services. From September 1998 to May 2005, he served at Superior Consultant Holdings Corporation, a publicly-traded provider of information technology, consulting and outsourcing to hospitals and healthcare systems, most recently as its Chief Financial Officer from October 2000 to June 2005. Superior Consultant Holdings Corporation merged with Affiliated Computer Services, Inc. in January 2005. Previously he served as an audit partner with Plante & Moran LLP, a professional service firm, including an independent registered public accounting firm, providing tax, assurance and business consulting services in Michigan, Ohio and Illinois. Mr. Sorensen received a BBA degree in accounting from University of Michigan.
     Daniel S. Follis. Mr. Follis has served as one of our directors since April 1989. Since 1981, he has served as President of Verschuren & Follis, Inc., which advises and administers The Infinity Fund, a limited partnership that invests in emerging growth companies. Since 1995 he has also served as President of Follis Corporation, a sales and marketing company engaged in media sales, television production, serving as a manufacturer’s representative and investment management. Mr. Follis received a B.A. degree in business from Michigan State University.
Qualifications of Directors and Nominees
     The following is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that our directors and nominees should serve as one of our directors at this time:
     We believe that our directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise required for our board as a whole and that we have sufficient independent directors to comply with applicable law and regulations. We believe that our directors have a broad range of personal characteristics including leadership, management, technological, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on board committees.
     In addition, four of our five directors are independent under Nasdaq standards (Mr. Barrett, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating Committee believes that all five directors are independent of the influence of any particular shareholder or group of shareholders whose interests may diverge from the interests of our shareholders as a whole.
     We believe that each director or nominee brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience from a wide variety of areas.
     Mr. Barrett has served as our Chief Executive Officer and one of our directors for nearly 16 years. In addition to his leadership, strategic planning and extensive knowledge of the day to day operations of our business, he has a background in healthcare equipment and sales, including invasive oximetry and hemodynamic monitoring. His education includes degrees in business and marketing.
     General Jumper’s career in the United States Air Force has given him extensive experience in leadership, executive management, logistics, procurement, global operations, public policy and consensus building, including his service on the Joint Chiefs of Staff and as Chief of Staff of the Air Force. General Jumper also brings experience as a director of other public companies. His education includes degrees in electrical engineering and business.
     Dr. Ausman’s service on our board since 1994 has given him substantial knowledge of our company and its business. In addition, he has extensive experience practicing and teaching neurosurgery, giving him insight into the use of our products in certain markets, and as a health care consultant. His education includes several degrees in medicine.

     Mr. Sorensen has extensive experience in the health care industry and finance, including as Chief Financial Officer of a health and life insurance company, as Chief Financial Officer of a publicly-traded provider of information technology, consulting and outsourcing to healthcare systems, and as an audit partner with Plante & Moran LLP. Our board has determined that Mr. Sorensen is an Audit Committee financial expert. His education includes a degree in accounting.
     Mr. Follis is our longest-serving director, giving him substantial knowledge of our company and its business. In addition, he has experience in emerging growth company investments and in marketing. His education includes a degree in business.
Corporate Governance
Independence
     Our board of directors has determined that Dr. Ausman, General Jumper and Messrs. Follis and Sorensen are independent, and that Robert R. Henry (one of our directors until he resigned effective at the 2009 annual meeting of shareholders) was independent, under the listing standards of The NASDAQ Stock Market LLC Marketplace Rules, as those standards have been modified or supplemented.
Board Meetings and Annual Meeting Attendance Policy
     During the fiscal year ended November 30, 2009, our board of directors held six meetings and acted by written consent three times.
     We encourage all of our directors to attend the annual meeting of shareholders, if possible and if they will continue as directors after the meeting. All five of our then current directors who were continuing as directors attended the 2009 annual meeting of shareholders.
Audit Committee
     Our board of directors has established a separately-designated, standing Audit Committee that consists of four directors and is established for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. Mr. Sorensen (Chairman), Dr. Ausman, Mr. Follis and General Jumper are the current members of this committee. The Audit Committee:
•	is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, including responsibility for the resolution of disagreements between management and the auditor regarding financial reporting; each such registered public accounting firm must report directly to the Audit Committee;

•	ensures that before the independent accountant is engaged by us to render audit or non-audit services, the engagement is approved by the Audit Committee or the engagement to render the service is entered into pursuant to pre-approval policies and procedures established by the Audit Committee; this pre-approval authority may be delegated to one or more members of the Audit Committee;

•	takes, or recommends that the full board takes, appropriate action to oversee the independence of our independent accountants;

•	oversees our independent accountants’ relationship by discussing with our independent accountants the nature, scope and rigor of the audit process, receiving and reviewing audit and other reports from the independent accountants and providing our independent accountants with full access to the committee and the board to report on any and all appropriate matters;

•	reviews and discusses the audited financial statements and the matters required to be discussed by SAS 61 with management and the independent accountants, including discussions concerning the independent accountant’s judgments about the quality of our accounting principles, applications and practices as applied in our financial reporting;

•	recommends to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	reviews with management and the independent accountants the quarterly financial information before we file our Form 10-Qs; this review is performed by the committee or its chairperson;

•	discusses with management and the independent accountants the quality and adequacy of our internal controls;

•	establishes procedures for (1) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviews related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and approves all such transactions;

•	discusses with management the status of pending litigation as it pertains to the financial statements and disclosure and other areas of oversight as the committee deems appropriate; and

•	reports committee activities to the full board.
During the fiscal year ended November 30, 2009, our Audit Committee held six meetings and acted by written consent once.
     Our board of directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our website, at http://www.somanetics.com.
Audit Committee Financial Expert
     Our board of directors has determined that Mr. Sorensen is an Audit Committee financial expert, as defined by the Securities and Exchange Commission, serving on our Audit Committee. Mr. Sorensen is independent as independence for audit committee members is defined in the listing standards of The NASDAQ Stock Market LLC Marketplace Rules. Mr. Sorensen’s experience that qualifies him as our Audit Committee financial expert includes his current position as Treasurer and Chief Financial Officer of US Health and Life Insurance Company and

his former position as Chief Financial Officer of Superior Consultant Holdings Corporation, a publicly-traded company, and his service as an audit partner with Plante & Moran LLP. See “Biographical Information.”
Audit Committee Report
     Our Audit Committee has:
•	reviewed and discussed our audited financial statements for the fiscal year ended November 30, 2009 with our management;

•	discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence; and

•	discussed with our independent accountants our independent accountants’ independence.
Based on the review and discussions described above in this paragraph, our Audit Committee recommended to our board of directors that the audited financial statements for the fiscal year ended November 30, 2009 be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 for filing with the Securities and Exchange Commission.
     Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company or its accountants or auditors. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
     Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

By the Audit Committee
Richard R. Sorensen, Chairman
James I. Ausman, M.D., Ph.D.
Daniel S. Follis
John P. Jumper
Compensation Committee
     Our board of directors has a standing Compensation Committee which consists of four directors. Mr. Follis (Chairman), Dr. Ausman, General Jumper and Mr. Sorensen are the current members of this Committee. The Compensation Committee makes recommendations to the board of directors with respect to compensation arrangements and plans for executive officers and directors of the Company and administers the Company’s 1991 Incentive Stock Option Plan, 1997 Stock Option Plan, and 2005 Stock Incentive Plan. During the fiscal year ended November 30, 2009, the Compensation Committee held six meetings and took action by written consent twice.
     Our board of directors has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on our website, at http://www.somanetics.com.
     The Committee generally meets at regularly scheduled quarterly and annual meetings of the board of directors, with additional meetings held as often as its members deem necessary. The Committee generally considers executive salaries at the regularly scheduled meeting of the board after the end of the third quarter, generally effective August 1, but sometimes effective at later times depending on the date of the most recent change, and at the time of a promotion or change in duties. The Committee generally considers an annual bonus plan near the beginning of the year, in connection with, or after, review and approval of our business plan for the year, with payouts usually reviewed and determined at the regular meeting held after the end of the first three quarters and at a mid-December meeting after the end of the fourth quarter. The Committee generally considers equity awards at varying times depending on various factors, such as the date of the last award and Committee deliberations about proposed awards or other compensation. In fiscal 2008, the Committee granted awards in March 2008, and in fiscal 2009, the Committee deferred recommendation of executive officer equity awards, except for awards to Mr. Anderson in April 2009.
     The Committee may delegate any of its responsibilities to subcommittees as the Committee deems appropriate, provided that subcommittees are composed entirely of independent directors. The Committee has the authority to retain a compensation consultant to assist in the evaluation of compensation, and has the sole authority to retain and terminate such firm and to approve its fees and other retention terms. The Committee also has authority to retain other advisors. We must provide appropriate funding for payment of compensation to any consulting firm or other advisors employed by the Committee.
     The Committee did not delegate any of its responsibilities to a subcommittee in fiscal 2009, and none of the Committee, management or any other person retained a compensation consultant in fiscal 2009. Proposals regarding compensation of executive officers and directors (including recommending salaries, bonus formulas and plans, performance measures, compensation and award levels, and payout amounts) are generally made by management, primarily our Chief Executive Officer. The Committee has discretion to accept, reject or modify these recommendations. Our Secretary generally prepares materials and agendas for Committee meetings, attends the meetings and keeps the minutes of the meetings. Our Chief Executive Officer generally attends Committee meetings, but is not present during voting or deliberations regarding his compensation.
     In evaluating these proposals, the Compensation Committee relies primarily on its members’ reviews of summaries of past and current salaries and bonuses of, and equity awards to, our executive officers, values of outstanding equity awards held by our executive officers, and previous bonus plans and employment and severance agreements, its members’ reviews of the information contained in our proxy statement, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of our size and results of operations and the objectives of such compensation.
Compensation Committee Interlocks and Insider Participation
     During the fiscal year ended November 30, 2009, Dr. Ausman, Mr. Follis (Chairman), Robert R. Henry (until his resignation as a director effective April 23, 2009), General Jumper and Mr. Sorensen served as the members of our Compensation Committee. None of the members of our Compensation Committee was, during the fiscal year ended November 30, 2009, one of our officers or employees, or one of our former officers. None of the committee members had any relationship requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related-party transactions.
Compensation Committee Report
     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the caption “Executive Compensation – Compensation Discussion and Analysis” with our management. Based on this review and discussion, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended November 30, 2009.
By the Compensation Committee
Daniel S. Follis, Chairman
James I. Ausman, M.D., Ph.D.
John P. Jumper
Richard R. Sorensen
Nominating Committee
     Our board of directors has a standing Nominating Committee which consists of four directors. General Jumper (Chairman), Dr. Ausman, Mr. Follis and Mr. Sorensen are the current members of this committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board’s selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies. During the fiscal year ended November 30, 2009, the Nominating Committee held four meetings and acted by written consent once.
     Our board of directors has adopted a written charter for the Nominating Committee, a current copy of which is available to shareholders on our website, at http://www.somanetics.com.
     The Nominating Committee’s policy is to consider any director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to our Secretary, at Somanetics Corporation, 2600 Troy Center Drive, Troy, Michigan 48084-4771. To be timely, the notice must be received at our offices at least 120 days before the anniversary of the mailing of our proxy statement relating to the previous annual meeting of shareholders. The notice must set forth:
•	with respect to the director candidate,
•	the candidate’s name, age, business address and residence address,

•	the candidate’s principal occupation or employment,

•	the number of our common shares beneficially owned by the candidate,

•	information with respect to the candidate’s independence, as defined under Nasdaq’s listing standards for independent directors in general and with respect to Audit Committee members,

•	information with respect to other boards on which the candidate serves,

•	information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the shareholder giving the notice, and

•	any other information relating to the candidate that we would be required to disclose in our proxy statement if we were to solicit proxies for the election of the candidate as one of our directors or that is otherwise required under Securities and Exchange Commission rules, including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and
•	with respect to the shareholder giving the notice,
•	the name and address of the shareholder as they appear on our stock transfer records, and

•	the number of our common shares beneficially owned by the shareholder (and the period they have been held).
The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nominating Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee and our then current needs for the Board as a whole, although the committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. Historically, nominees have been existing directors or business or other associates of our directors or officers. The Nominating Committee considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. In fiscal 2009, the Nominating Committee did not recommend any new directors for election to the Board. See “Qualifications of Directors and Nominees” for a description of the diversity of our current directors.
Shareholder Communications with the Board
     Our board of directors has a process for shareholders to send communications to the board of directors, its Nominating Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the board of directors, its Nominating Committee or its Audit Committee or specific directors either by regular mail to the attention of the board of directors, its Nominating Committee, its Audit Committee or specific directors, at our principal executive offices at 2600 Troy Center Drive, Troy, Michigan 48084-4771, or by e-mail to directors01@somanetics.com. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate directors.
Board Leadership Structure and Role in Risk Oversight
     We do not have a Chairperson of the Board or a lead independent director. In the absence of a Chairperson of the Board, the President (our Chief Executive Officer) presides at all Board of Directors’ and shareholders’ meetings. We believe this is appropriate for our company at this time because (1) of our size, (2) of the size of our board, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results are important parts of the discussion at Board meetings and it makes sense for the Chief Executive Officer to chair those discussions. However, all four of our other directors are independent directors, and they meet in executive session (i.e., without management present) at least twice a year with no agenda set by management.
     Our Board of Directors oversees our risk management. This oversight is administered primarily though the following:
•	the Board’s review and approval of our annual business plan (prepared and presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business each year;

•	at least quarterly review of our business developments, business plan implementation and financial results;

•	our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting (and related reports to the full board); and

•	our Compensation Committee’s reviews and recommendations to the board regarding our executive officer compensation and its relationship to our business plans.
These discussions are generally led by our Chief Executive Officer, who presides at the Board meetings.
Code of Business Conduct and Ethics
     We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

•	Accountability for adherence to the code.
     This Code of Business Conduct and Ethics is attached to our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 as Exhibit 14.1. We have also posted it on our website at http://www.somanetics.com. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests for a copy of our Code of Business Conduct and Ethics should be made to our Secretary at Somanetics Corporation, 2600 Troy Center Drive, Troy, Michigan 48084-4771. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our website at http://www.somanetics.com within four business days following the date of the amendment or waiver.
Review, Approval or Ratification of Transactions with Related Persons
     Our board of directors has adopted a written Related Party Transactions Policy. We have posted it on our website at http://www.somanetics.com. In general, it is our policy to avoid related-party transactions. If a “Related Party Transaction” is offered that appears to be in our best interests, then the policy provides a process to review and approve the transaction. Under this policy, a Related Party Transaction will be consummated or will continue only if:

•	our Audit Committee approves or ratifies the transaction and the transaction is on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by disinterested members of our board of directors; or

•	the transaction involves compensation approved by our Compensation Committee.
     For purposes of this policy, “Related Party” has the same meaning as “related person” under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, and includes:
•	any of our directors or executive officers,

•	any person who is known to us to be the beneficial owner of more than five percent of any class of our voting securities, and

•	any immediate family member of one of our directors or executive officers or person known to us to be a more than five percent shareholder.
     For purposes of this policy, a “Related Party Transaction” is a transaction in which we are a participant and in which any “Related Party” had or will have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K), other than:
•	transactions available to all salaried employees generally, and

•	transactions involving less than $5,000 when aggregated with all similar transactions.
     Management will present to the Audit Committee for approval by the next regularly scheduled Audit Committee meeting any Related Party Transactions proposed to be entered into by us, including the proposed aggregate value of such transactions, if applicable, or Related Party Transactions may preliminarily be entered into by management subject to ratification by the Audit Committee. The Audit Committee will review and approve or disapprove such transactions, and at each subsequent regularly-scheduled Audit Committee meeting, management will update the Audit Committee as to any material change to the approved transactions. If such transactions are not ratified, management must make all reasonable efforts to cancel or annul the transaction.
     The policy also covers opportunities that are presented to an executive officer or director that may be available to us, either directly or by referral. Before the executive officer or director may consummate such an opportunity, it must be presented to the board of directors for consideration.
     The policy also requires that all Related Party Transactions be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and that they be disclosed to the Audit Committee and, if material, to the full board of directors.

Executive Compensation
Compensation Discussion and Analysis
     Objectives. Our objectives for executive compensation are to provide compensation that attracts and retains qualified executives and motivates them to achieve our annual goals without taking excessive risks and to increase shareholder value. The Compensation Committee uses salaries, annual bonuses, options, restricted stock, a 401(k) plan, employment and change in control agreements and minimal miscellaneous personal benefits to achieve these goals. We do not have non-qualified deferred compensation plans or retirement or pension plans, other than our 401(k) Plan. Our Compensation Committee reviews these goals each year and has approved this philosophy.
     In fiscal 2009, for executives, the board, based on the Committee’s recommendations, (1) increased executive salaries by 3%, except for one executive whose salary also increased when he was promoted earlier in the year, (2) adopted an annual bonus plan, (3) paid a discretionary bonus to one executive officer for performance and achievements not covered by the bonus plan, primarily planning and directing the Company’s move to its new facility effective in December 2009 and establishing and managing our new international subsidiary and its four branches in Europe, and (4) granted stock options and restricted stock to one executive officer to make grants to non-CEO executive officers over the past three years equal. In fiscal 2010, the board, based on the Committee’s recommendations, granted restricted stock to all five of our executive officers. As described below, we adopted a bonus plan for fiscal 2009 that is tied directly to achieving net revenues and operating income targets (described below under “Bonuses”).
     Salary and annual bonus are cash-based, while long-term incentives consist of option and restricted stock awards. We do not have a specific goal for allocating between cash and equity-based compensation or between annual and long-term compensation. We strive to balance incentives to achieve our annual financial goals and incentives to increase shareholder value. Our policy is that target bonuses based on achieving our annual goals should be a large part of an executive’s total compensation. Target bonuses were 55 percent to 65 percent of the executives’ salaries in fiscal 2009 and are the same for fiscal 2010. As a result, changes in an executive’s salary change the amounts of bonuses. Severance pay also varies with salary.
     Options and restricted stock are designed to retain executives and to motivate them to increase shareholder value. We believe they should be a large part of an executive’s total compensation. Option and restricted stock awards are generally determined based on the executive’s position, although we do not use objective formulas to determine the amounts of our option and restricted stock awards. Awards in fiscal 2008 were the same in terms of numbers of shares and allocation between options and restricted stock as the awards in fiscal 2006. The only award to an executive officer in fiscal 2009 was to Arik Anderson, who first became an executive officer in fiscal 2009. That award was for the same number of shares and allocation between options and restricted stock as the awards to other non-CEO executive officers in fiscal 2008 and caused his total awards since fiscal 2006 to equal those of other non-CEO executive officers. In fiscal 2010 we granted restricted stock to all five of our executive officers in amounts that were generally higher than the 2008 grants, because no options were granted, and that varied based on the officer’s position, salary and performance and based on a pro-rated grant to Mr. Anderson because of his more recent grant.
     See “Corporate Governance – Compensation Committee” for a discussion of the members of the Compensation Committee, their independence, the Compensation Committee Charter, the Compensation Committee’s meetings and procedures, and the role of executive officers in determining executive compensation.
     Benchmarking. When we make compensation decisions, we sometimes look at the compensation paid to similar executives at companies that we consider to be our peers, either because they are in a similar business or because they have a similar market capitalization. This is often referred to as “benchmarking.” We believe that a benchmark should be a point of reference. The purpose of this information is not to determine the amount of our executives’ compensation, but to help us evaluate whether proposed compensation is reasonable, fair or at levels needed to attract or retain our executives. We do not target our compensation to be at a particular level compared to compensation at other companies. We do not review benchmarking information every year and did not review benchmarking information in fiscal 2009.
     The Committee has discretion in determining the nature and extent of the use of this information. There are limitations related to this information, including that it may omit information about other forms of compensation, severance pay, prior equity ownership or grants or wealth accumulation and that there may be differences in the size and businesses of the companies included and in the experience, time in the position, responsibilities and performance of the executives included. As a result, the Committee may elect not to use the information at all or may elect to make subjective judgments about, and adjustments to, the information in connection with its decisions.
     The Committee considers salaries, bonuses and equity incentive awards to be reasonable if they are in the range of those amounts for similar executives at comparable companies in our industry, adjusted in the Committee’s subjective judgment for the size of the company (in terms of market capitalization, revenues and numbers of employees), its business, its growth rate, the duties and experience of the applicable executive and our performance, unless there is a reason for the applicable compensation to be higher or lower.
     In fiscal 2009, the Committee did not review any benchmarking information in connection with its review of proposed salary increases, bonuses, or grants of stock options or restricted stock for executive officers. Instead, for salaries, based in part on management’s recommendations and on the Company’s net revenues and operating income to date, the Committee determined that (1) the proposed ten percent increase in Arik Anderson’s salary in connection with his promotion to Senior Vice President, R&D and Operations, his assuming additional operations responsibilities and his becoming an executive officer effective February 1, 2009 was reasonable, and (2) the proposed three percent increases in executive salaries effective August 1, 2009 (December 1, 2009 for Dominic Spadafore because his prior increase was effective December 1, 2008 and February 1, 2010 for Arik Anderson because his salary increase in connection with his promotion was effective February 1, 2009) were reasonable.

     Tally Sheets and Wealth Accumulation Analysis. Each year, the Committee analyzes tally sheets prepared for each of the named executive officers. These tally sheets are prepared by our Vice President, Chief Administrative Officer, General Counsel and Secretary. They include the dollar amount of salary and bonus, including, for bonuses, the target amount, the estimated actual amount and projected amounts based on various assumptions, and, separately, the unrealized value of outstanding options and restricted stock held by the executive based on various stock price assumptions. They do not include 401(k) plan benefits, severance or change in control arrangements, profits from past option exercises or vested restricted stock or perks.
     The purpose of these tally sheets is to bring together, in one place, the primary elements of actual and potential future compensation of our executives, as well as information about wealth accumulation from outstanding options and restricted stock. This information allows the Committee to analyze both the individual elements of compensation, including the compensation mix, as well as the aggregate total amount of these elements of actual and projected compensation.
     In fiscal 2009 and in fiscal 2010, this information was presented to the Committee in connection with its adoption of bonus plans. Using this information, the Committee determined that annual compensation amounts for our executives remained consistent with the Committee’s expectations and that the portion of compensation represented by the proposed bonus plan was appropriate, including the targeted bonuses as a percent of salaries. The Committee uses this information in other aspects of its analysis of compensation, including in considering internal pay equity and in evaluating the reasonableness and portion of compensation represented by proposed option and restricted stock grants.
     Internal Pay Equity and Subjective Analysis. We believe that our executive compensation program must be equitable in order to achieve our compensation goals. The Committee does not use objective guidelines or formulas to determine the relative amounts of salary, bonus, options and restricted stock. Instead, the Committee relies on its collective subjective judgment together with the information provided by the Company, the analyses and goals described above and the recommendations of our CEO. The Committee also subjectively considers the qualifications, length of service, experience, consistency of performance, position, responsibilities, individual performance and available competitive alternatives of our executives, their existing compensation and our financial resources, performance and prospects in determining appropriate levels of compensation for our executives.
     As a result of this analysis, effective February 1, 2009, the Committee recommended promoting Arik Anderson to Senior Vice President, R&D and Operations (from Senior Vice President, Research and Development), making him a new executive officer and increasing his salary from $157,500 annually to $173,250 annually, based on the roles and responsibilities of his new position, including his increased responsibility for manufacturing operations. Also, effective August 1, 2009 (December 1, 2009 for Dominic Spadafore and February 1, 2010 for Arik Anderson), the Committee approved salary increases for all executives equal to three percent of their salaries.

     In addition, in fiscal 2009, the Committee approved a bonus plan that provided our CEO with a target bonus equal to 65% of his salary and provided the other four of our executives with target bonuses equal to 55% of their salaries. The Committee generally grants our CEO more equity incentive compensation than it grants to our other executive officers, and grants amounts of equity incentive compensation to each of our other executive officers, based on their subjective evaluation of the officer’s position, salary and performance and management’s recommendations. In fiscal 2009 it approved grants of options and restricted stock to Arik Anderson in amounts that made his grants for fiscal 2006 through 2008 equal those of the other non-CEO executive officers both in number of shares and allocation between options and restricted stock.
     Salaries. The Compensation Committee’s policy is to provide salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Compensation Committee generally relies to a significant extent on Mr. Barrett’s recommendations as our CEO and the analyses described above.
     As described above, effective February 1, 2009, the Committee recommended promoting Arik Anderson to Senior Vice President, R&D and Operations (from Senior Vice President, Research and Development), making him a new executive officer and increasing his salary from $157,500 annually to $173,250 annually, based on the roles and responsibilities of his new position, including his increased responsibility for manufacturing operations.
     Also, as described above, effective August 1, 2009 (December 1, 2009 for Dominic Spadafore and February 1, 2010 for Arik Anderson), the Committee approved salary increases for all executives equal to three percent of their salaries, based primarily on the Committee’s subjective evaluation of Mr. Barrett’s recommendations, our significant profitability in fiscal 2008, and our performance in fiscal 2009 through the third quarter. The Committee determined that an equal percentage increase was fair to the executives and reasonable.
     Bonuses. The Committee’s policy is to make a meaningful portion of an executive’s compensation depend on achieving our net revenues and operating income targets. These targets were chosen because the Committee believes they are key measures of our success. If targeted levels are reached, bonuses are 55% of the executive’s salary (65% for the CEO). In addition, the Committee considers discretionary bonuses, determined after the end of the fiscal year, to compensate executives for performance or achievements during the fiscal year not covered by other bonuses. The Committee recommended a $10,000 discretionary bonus to Ms. Victor for fiscal 2009 for performance and achievements not covered by the bonus plan, primarily planning and directing the Company’s move to its new facility effective in December 2009 and establishing and managing our new international subsidiary and its four branches in Europe. No other discretionary bonuses were paid to executives for fiscal 2009. We do not have a policy regarding adjustment of bonus payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the payment, but we have not had such a restatement or adjustment.
     For fiscal 2009, we adopted the 2009 Executive Officer Incentive Compensation Plan for our executive officers. Eighty percent of the potential bonuses under the plan were based on our net revenues (40%) and operating income (40%), determined and payable quarterly. The quarterly bonus equaled (1) the percentage of our year-to-date net revenues compared to our net revenues targets for the applicable year-to-date period, (2) multiplied by a factor, (3) multiplied by the executive’s salary, (4) multiplied by a “pay-out rate”, and (5) multiplied by .1 (i.e., eighty percent of the potential bonus for quarterly payments, divided among the four quarters, divided between the net revenues and operating income targets), plus (1) the percentage of our year-to-date operating income compared to our operating income targets for the applicable year-to-date period, (2) multiplied by a factor, (3) multiplied by the executive’s salary, (4) multiplied by a “pay-out rate”, and (5) multiplied by .1 (i.e., eighty percent of the potential bonus for the quarterly payments, divided among the four quarters, divided between the net revenues and net income targets). No bonus was payable for net revenues or operating income less than 80 percent of the net revenues or operating income targets. Payments were made for “catching up” if the percentage of our year-to-date net revenues or operating income compared to our net revenues or operating income targets increased during the year. The other twenty percent of the bonuses under the plan was based on the same formula as the fourth quarter bonus. The targets required an improvement over fiscal 2008 in net revenues, but had lower targets for operating income for every quarter, and the targets were consistent with our business plan so that executives had incentives to achieve our annual net revenues and operating income plans.
     The factors ranged from 0.6 for net revenues and operating income from 80 percent to 84 percent of the net revenues and operating income targets to 1.8 for net revenues and operating income of 113 percent or more of the net revenues and operating income targets. The factor equaled 1.00 for net revenues and net income equal to 100 percent of the net revenues and operating income targets. These factors cause the related bonuses to increase or decrease as a percentage more than the percentage difference between actual net revenues and operating income and their targets to provide executives with extra incentives to exceed targets. The dollar increases in net revenues and operating income, however, are significantly greater than the resulting dollar increase in bonuses, so we still benefit from exceeding targets, and payments for exceeding targets were limited to 50% of the actual operating income in excess of the target, unless the Compensation Committee approved otherwise (which it did not do). Pay-out rates were 65 percent for Mr. Barrett, 55 percent for Mr. Anderson, Mr. Iacona, Mr. Spadafore and Ms. Victor. Bonuses based on net revenues and operating income in excess of 100 percent of the net revenues and operating income targets were paid after the end of the fiscal year.
     Net revenues and operating income were as reported in our Form 10-Q and 10-K, except operating income excludes expense for overachievement payments under any of our incentive plans and any adjustment to our deferred tax asset valuation allowance, and the Compensation Committee may, in its discretion, adjust net revenues and/or operating income to eliminate the impact, if any, of other unusual or non-recurring charges and benefits. In fiscal 2009, the Committee made a discretionary adjustment to eliminate $2,000,000 in research and development expenses related to up-front, non-refundable payments in connection with two licenses entered into in the fourth quarter of fiscal 2009. In fiscal 2009, we met 98 percent, 94 percent, 91 percent and 92 percent of our cumulative net revenue targets and over 100 percent, over 100 percent, over 100 percent and 114 percent of our cumulative operating income targets through the first, second, third and fourth quarters, respectively, and, therefore, paid bonuses to our five executive officers under the plan aggregating $835,029, not including a $10,000 discretionary bonus paid to Ms. Victor outside of the plan for 2009.

     To help show how difficult it is for our executives to earn their target bonuses, with targets based on our business plan, the following chart shows, for the past five fiscal years for each of our executive officers their target bonus as a percentage of their salaries, the actual bonus paid under the plan, which excludes, Ms. Victor’s $10,000 discretionary bonus in fiscal 2009, as a percentage of their salaries and the targets used in the plan:

	Fiscal Year
Executive	2005	2006	2007	2008	2009
Bruce J. Barrett
Target Percent	75%	68%	65%	65%	65%
Actual Percent	121%	91%	108%	96%	89%
Targets	Sales & Individual Goals	Sales & Net Income & Individual	Sales & Operating Income Goals	Sales & Operating Income Goals	Sales & Operating Income Goals

Arik A. Anderson
Target Percent	*	*	50%	55%	55%
Actual Percent			71%	72%	75%
Targets			Sales & Operating Income Goals	Sales & Operating Income Goals	Sales & Operating Income Goals

William M. Iacona
Target Percent	50%	55%	55%	55%	55%
Actual Percent	82%	73%	91%	79%	75%
Targets	Sales & Individual Goals	Sales & Net Income & Individual	Sales & Operating Income Goals	Sales & Operating Income Goals	Sales & Operating Income Goals

Mary Ann Victor
Target Percent	50%	55%	55%	55%	55%
Actual Percent	79%	73%	91%	79%	75%
Targets	Sales & Individual Goals	Sales & Net Income & Individual	Sales & Operating Income Goals	Sales & Operating Income Goals	Sales & Operating Income Goals

Dominic J. Spadafore
Target Percent	55%	55%	56%	55%	55%
Actual Percent	140%	42%	50%	76%	74%
Targets	U.S. Sales	U.S. Sales	U.S. Sales	Sales & Operating Income Goals	Sales & Operating Income Goals

*	Arik A. Anderson became one of our officers in October 2007.
     For fiscal 2010, we have adopted a similar incentive compensation plan for executive officers, except that (1) the factors range from 0.5 for net revenues and operating income less than 85 percent of the net revenues and operating income targets to 1.8 for net revenues equal to, or greater than, 107% of the net revenues targets and for operating income equal to, or greater than, 118 percent of the operating income targets, (2) there is no threshold for paying bonuses, and bonuses are payable for any net revenues or operating income, even those less than 80 percent of the net revenues or operating income targets, (3) in part because fiscal 2009 operating income significantly exceeded target operating income, while net revenues were less than target net revenues, if actual operating income exceeds the operating income target, but net revenues are below the net revenues target, for purposes of determining the operating margin factor, the operating income as a percentage of the operating income target is reduced by the percentage that the net revenues are below the net revenues target, and (4) any litigation expense was excluded in setting the operating income targets and any litigation expense incurred in fiscal 2010 will be excluded from the calculation of payments.
     The targets require an improvement over fiscal 2009 in net revenues, but are lower for operating income for every quarter, and the targets are consistent with our business plan so that executives have incentives to achieve our annual net revenues and operating income plans. The Compensation Committee reserves the right to pay bonuses to participants beyond those, if any, called for by the Plan, less than those called for by the Plan, or to defer payment of bonuses, provided that the payments are made on or before March 14, 2011.
     Equity Incentives. The Compensation Committee’s policy is to award stock options and/or restricted stock to officers, employees, consultants and directors under our shareholder-approved 2005 Stock Incentive Plan to retain them and provide a long-term incentive to increase shareholder value. The Committee’s policy is that these equity incentives should be a significant portion of an executive’s potential compensation because it believes that increasing shareholder value is one of management’s primary objectives.
     Starting in fiscal 2006, we began using restricted stock awards to executives to increase the retention value of the equity compensation and to provide a similar incentive as options. Restricted stock has some value even if the stock price declines, but also subjects the holder to some risk of decreases in stock price. Restricted stock also provides executives with an incentive to increase shareholder value even if the stock price declines after the award date. The significant unrealized value of options held by our executives also causes them to have unrealized gains and losses when our stock price rises and falls, and in fiscal 2009 that unrealized value fell significantly. However, most of these options are fully vested, and provide limited incentives for executives to remain with us. Because executives might sell restricted shares when they vest to pay the related taxes, the Committee also grants stock options to executives to maintain a long-term incentive to increase shareholder value.
     We are seeking shareholder approval primarily to increase the number of common shares reserved for issuance under our 2005 Stock Incentive Plan by 600,000 shares, as described in more detail in Part II of this proxy statement. Only 78,443 shares remain available for issuance under the 2005 Stock Incentive Plan, and the amendment is proposed to permit us to continue to make awards of stock options, restricted stock and restricted stock units under the 2005 Stock Incentive Plan. We estimate that the additional shares will allow us to continue to make awards for approximately three years before we will need to seek shareholder approval for additional shares.
     The Committee’s policy is to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Our 2005 Stock Incentive Plan provides that subject to the anti-dilution provisions of the plan, without the approval of shareholders, we will not amend or replace previously granted options in a transaction that constitutes a “repricing” under Nasdaq Stock Market Marketplace Rules. Therefore, options granted under that plan only provide compensation if the price of the underlying shares increases. The Committee determines fair market value based on the closing sale price of the shares on the date of grant.
     The Committee does not have a policy of timing option grants in coordination with the release of material non-public information. However, if options are granted at a regular meeting held just before a quarterly news release, the Committee’s policy is to make the grant effective at least one business day after the news release. The Committee generally considers equity awards at varying times depending on various factors, such as the date of the last award and Committee deliberations about proposed awards or other compensation. The only award to an executive officer in fiscal 2009 was to Arik Anderson, who first became an executive officer in fiscal 2009. That award was for the same number of shares and allocation between options and restricted stock as the awards to other non-CEO executive officers in fiscal 2008 and caused his total awards since fiscal 2006 to equal those of other non-CEO executive officers. In fiscal 2009, the Committee deferred recommendation of any other executive officer equity awards and in fiscal 2008, the Committee granted awards in March 2008. In February 2010 the Committee granted restricted stock to all five of our executive officers in amounts that were generally higher than the 2008 grants, because no options were granted, and that varied based on the officer’s position, salary and performance and based on a pro-rated grant to Mr. Anderson because of his more recent grant.
     The Committee’s policy is to grant options and restricted stock that vest over five years (ten years for the fiscal 2010 restricted stock grants) to provide the executive with an incentive to remain with us, to provide a long-term incentive and to lessen the accounting charge for such options and restricted stock (which is generally amortized over the vesting period). We do not, however, require that any portion of the shares acquired be held until retirement. We do not have any stock ownership requirements for executive officers or directors. We do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership position. However, most of our executives has a significant number of exercisable options because of their tenure with us and we do not believe that any executive officer or director has hedged the economic risks of his or her stock ownership position.
     In addition, the vesting of all of our option and restricted share awards accelerate upon a change in control to provide a greater incentive for all optionees to complete change in control transactions that benefit shareholders by giving them the full benefit of their options in the transaction regardless of whether their employment will continue. Also, the vested portion of options granted to executives and directors generally remain exercisable after termination of employment (other than termination for cause) until their original expiration date, primarily to allow them to retain benefits that have already been earned. The Committee’s policy is also to provide new executives with options to attract them to us based on negotiations with new executives, management’s recommendations and the Committee’s subjective judgment primarily after reviewing the number of options granted to our other executives.

     The Committee generally grants our CEO more equity incentive compensation than it grants to our other executive officers, and grants amounts of equity incentive compensation to each of our other executive officers, based on their subjective evaluation of the officer’s position, salary and performance and management’s recommendations. In fiscal 2009, it approved grants of options and restricted stock to Arik Anderson in amounts that made his grants for fiscal 2006 through 2008 equal those of the other non-CEO executive officers both in number of shares and allocation between options and restricted stock. In 2010, we granted more than twice as many restricted shares to our CEO than our other executive officers and varied amounts granted to our other executive officers based on the Committee’s subjective evaluation of the officer’s position, salary and performance and management’s recommendations.
     401(k) Plan. We have adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis. Our executive officers are eligible to participate in this plan on the same basis as other participants. Participants may defer specified portions of their compensation and (1) we match 200 percent of employee contributions up to a contribution by us equal to four percent of the employee’s compensation and (2) we may, but are not required to, make additional discretionary contributions. The amount of additional discretionary contributions are based on the Committee’s subjective judgment of what is appropriate, after reviewing management’s recommendation. As a result of the matching contribution implemented in 2005 to reward employees for their collective efforts in making us profitable, the Committee recommended that we not make an additional discretionary contribution to the 401(k) plan for fiscal 2009.
     Employment and Change in Control Agreements. The Company has employment agreements with Messrs. Barrett and Spadafore. The agreements were entered into initially as a result of arms-length negotiations and because they were necessary to attract these officers. We keep them in effect to retain these officers and to provide them with specified minimum salaries, fringe benefits and severance benefits. In Mr. Spadafore’s case, the severance benefits apply only in connection with a termination of employment in connection with a change in control, like the change in control agreements with other executives. We keep Mr. Barrett’s agreement in place to provide him with a specified minimum position and period of employment and severance. We do not consider gains from prior option or stock exercises or awards or the executive’s term of service to the Company in setting severance benefits.
     In fiscal 2009, the Committee did not recommend any changes to Mr. Barrett’s employment agreement, which was amended and restated in fiscal 2008, or any changes to our employment agreement with Dominic Spadafore or our Change in Control Agreements with our other executive officers, which were also amended and restated in fiscal 2008.
     We believe the change in control severance provisions for all of our executives create incentives for our executive team to engage in transactions in which we may be acquired in the future that may be beneficial to our shareholders, despite the risk of losing their employment. These benefits are also intended to encourage these executives to remain employed through any transition period relating to a change in control. If they quit without good reason, they get no severance under these agreements. They are also intended to encourage our executives to stay with us even though they might have other job alternatives that may appear to them to be less risky without these arrangements.
     Except for the provisions in our options and restricted stock awards accelerating vesting upon a change in control, these change in control severance arrangements are “double trigger,” meaning that both a change in control and termination of employment must occur before severance is payable. The “double trigger” arrangements may also be more attractive to potential buyers, who may want to retain our executives or, at least, not pay them severance if they quit without good reason. We do not consider gains from prior option or stock awards or the executive’s term of service to the Company in setting severance benefits.
     See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below for a description of the terms of our employment agreements and Change in Control Agreements. See also “Potential Payments Upon Termination or Change-in-Control” below for an estimate of amounts that would have been payable had they been triggered on November 30, 2009. Our Compensation Committee has reviewed the amounts of severance payments disclosed below and have determined them to be reasonable.
     Miscellaneous Personal Benefits. Our policy with respect to personal benefits (other than severance pay) is that they should be kept to a minimum. We have provided Mr. Spadafore with a car allowance and payment of related expenses and have provided all of our executives with the opportunity to have additional disability insurance. We have provided these perquisites as a means of providing additional compensation to our executives through the availability of benefits.
     Section 162(m) Policy. The Committee reserves the right to pay compensation to our executives in amounts it deems appropriate regardless of whether it is deductible for federal income tax purposes. The Committee believes that paying appropriate equity compensation is more important to us than the potential loss of related compensation deductions. In part, this is due to our net operating loss carryforwards and the non-cash nature of deductions relating to option exercises. In addition, the salaries and bonuses of our executives have been below the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986.
     Nonetheless, we attempt to comply with Section 162(m) with respect to the grant of stock options to our executives by having them granted under shareholder approved plans with exercise prices equal to the fair market value of the underlying shares on the date of grant and having them granted (or recommended to the board for grant), by our Compensation Committee. We do not believe that Section 162(m) has prevented us from deducting compensation paid to our executive officers.
Summary Compensation Table
     The following table sets forth information for the fiscal years ended November 30, 2009, 2008 and 2007 concerning compensation of (1) all individuals serving as our principal executive officer during the fiscal year ended November 30, 2009, (2) all individuals serving as our principal financial officer during fiscal 2009, and (3) our other executive officers in fiscal 2009 who were serving as executive officers as of November 30, 2009 and whose total compensation exceeded $100,000:
SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
						Plan	All Other
				Stock	Option	Compen-	Compen-
		Salary	Bonus	Awards	Awards	sation	sation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (2)	($) (4)	($)
Bruce J. Barrett, President	2009	371,974	0	0	0	331,230	11,974	715,178
and Chief Executive Officer	2008	345,907	0	226,980	262,080	332,572	17,299	1,184,838
	2007	320,249	0	0	73,512	345,700	23,875	763,336

Arik A. Anderson, Senior Vice (5)	2009	170,575	0	132,930	140,580	128,005	11,457	583,547
President, R&D and Operations

William M. Iacona, Vice	2009	139,030	0	0	0	104,753	9,211	252,994
President, Chief Financial	2008	133,274	0	113,490	131,040	105,180	9,130	492,114
Officer, Treasurer and Controller	2007	126,928	0	0	0	115,940	9,140	252,008

Dominic J. Spadafore, Senior	2009	210,000	0	0	0	155,158	19,981	385,139
Vice President, U.S. Sales	2008	200,000	0	113,490	131,040	152,823	22,878	620,231
and Marketing	2007	164,817	34,950	0	0	108,278	22,775	330,820

Mary Ann Victor, Vice President,	2009	153,801	10,000	0	0	125,882	9,775	299,458
Chief Administrative Officer,	2008	147,447	0	113,490	131,040	116,355	9,685	518,017
General Counsel and Secretary	2007	140,423	0	0	0	128,258	9,697	278,378

(1)	Effective August 1, 2009 (December 1, 2009 for Dominic Spadafore and February 1, 2010 for Arik Anderson), the salaries of the following executives were increased to the amount set forth next to his or her name: Bruce J. Barrett: $379,336.13; Arik A. Anderson: $178,447.50; William M. Iacona: $141,779.24; Dominic J. Spadafore: $216,300.00; and Mary Ann Victor: $156,842.37. See “Compensation Discussion and Analysis” for an explanation of the amount of salary and bonuses in proportion to total compensation.

(2)	Amounts included under the caption “Bonus” for fiscal 2009 represents a discretionary bonus of $10,000 paid to Ms. Victor in December 2009. Amounts included under the caption “Bonus” for fiscal 2007 represent amounts paid to Mr. Spadafore under an incentive compensation plan with respect to periods completed before adoption of the related incentive compensation plan because the target for the completed period was not substantially uncertain at the time the target was established, and a discretionary bonus of $30,000 paid to Mr. Spadafore with respect to fiscal 2007 in December 2007. The bonuses payable under the 2009 Incentive Compensation Plan and the balance of the incentive compensation payable under the plans in fiscal 2007 are shown under the caption “Non-Equity Incentive Plan Compensation.” See “Compensation Discussion and Analysis — Bonuses” for a description of our bonus plans for executive officers.

(3)	These amounts represent the aggregate grant date fair value of options and restricted stock granted to the executives in fiscal 2009 and 2008. For a discussion of the assumptions made in the valuation of the Stock Awards and Option Awards, see Note 7 of the Notes to Financial Statements, included in our annual report to shareholders for the fiscal year ended November 30, 2009, which accompanies this proxy statement. In February 2010, our executive officers were awarded the following shares of restricted stock: Mr. Barrett — 44,800, Mr. Anderson — 8,000, Mr. Iacona — 15,750, Mr. Spadafore — 17,400 and Mrs. Victor — 17,400.

(4)	Amounts for fiscal 2009 include (a) the following amounts paid by us for automobiles provided by us to Mr. Spadafore (including amounts paid as a car allowance and for gasoline and parking): $8,400 for Mr. Spadafore; (b) the following matching contributions paid by us into our 401(k) plan on behalf of the following persons: $8,800 for Mr. Barrett, $11,457 for Mr. Anderson, $8,871 for Mr. Iacona, 8,800 for Mr. Spadafore and $8,878 for Ms. Victor, and (c) the following premiums paid for additional disability insurance for the following persons: $3,174 for Mr. Barrett, $340 for Mr. Iacona, $2,781 for Mr. Spadafore and $897 for Ms. Victor.

(5)	Mr. Anderson became one of our executive officers in February 2009. Therefore, information is included for him only for fiscal 2009.

Grants of Plan-Based Awards
     The following table sets forth information concerning each grant of an award made during the fiscal year ended November 30, 2009 to each of our executive officers named in the Summary Compensation Table above.
GRANTS OF PLAN-BASED AWARDS — YEAR ENDED NOVEMBER 30, 2009

						All Other	All Other		Grant
						Stock	Option		Date Fair
		Compen-				Awards:	Awards:	Exercise	Value
		sation	Estimated Future Payouts			Number	Number of	or Base	of Stock
		Com-	Under Non-Equity Incentive			of Shares	Securities	Price	and
		mittee	Plan Awards (1)			of Stock	Underlying	of Option	Option
	Grant	Action	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date (2)	($)	($)	($)	(#) (3)	(#) (4)	($/Sh)	($)
Bruce J. Barrett			116,973	243,694	495,673	—	—	—	—

Arik A. Anderson			45,738	95,288	193,815	—	—	—	—
	04/23/09	04/23/09				9,000			132,930
	04/23/09	04/23/09					18,000	14.77	140,580

William M. Iacona			36,994	77,070	156,761	—	—	—	—

Dominic J. Spadafore			55,440	115,500	234,927	—	—	—	—

Mary Ann Victor			40,924	85,258	173,415	—	—	—	—

(1)	See “Compensation Discussion and Analysis — Bonuses” for a description of our bonus plans for executive officers, including the formula for determining amounts payable, and the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for the amounts actually paid under our bonus plans for fiscal 2009 to our executive officers. Non-equity incentive plan awards to executives in fiscal 2009 were made under the 2009 Executive Officer Incentive Compensation Plan and stock option and restricted stock awards to executives in fiscal 2009 were made under the 2005 Stock Incentive Plan.

The 2009 Executive Officer Incentive Compensation Plan does not have a maximum bonus because one of the factors in the quarterly and year-end bonus formulas is the percentage of our year to date net revenues and operating income compared to our net revenues and operating income targets, and the percentage is not capped. The amount shown in the maximum column is based on net revenues and operating income at 113% of target amounts because that level results in the highest “factor” in the bonus formula.

(2)	The Compensation Committee determined that the effective date of the grant and award to Mr. Anderson in fiscal 2009 should be the date of the Committee meeting, which was the date of the 2009 annual meeting of shareholders. The grant was not made immediately before an earnings release, so the effective date of the grant was not delayed until after a quarterly financial news release. The options were granted with exercise prices equal to the closing sale price of the common shares on the effective date of the grants.

(3)	The stock awards listed in the table were awards of restricted shares to Mr. Anderson in fiscal 2009 under our 2005 Stock Incentive Plan. This restricted share awards vests in five equal annual installments beginning April 23, 2010. The restrictions also lapse in full upon a “Change in Control” as defined in the 2005 Stock Incentive Plan. Restricted shares are entitled to any dividends paid with respect to our outstanding commons shares, although we have never paid cash dividends on our common shares and do not currently expect to pay such dividends in the foreseeable future.

(4)	The option listed in the table is a ten-year, non-qualified stock option granted to Mr. Anderson in fiscal 2009 under our 2005 Stock Incentive Plan, exercisable at the then current fair market value of the underlying commons shares. The option is exercisable in five equal annual installments beginning April 23, 2010. The option is also immediately exercisable in full upon a “Change in Control” as defined in the 2005 Stock Incentive Plan. The portion of this option that is exercisable at the date of termination of employment remains exercisable until the expiration date of the option, unless termination is for cause. If, upon exercise of the option, we must pay any amount for income tax withholding, in the Compensation Committee’s or the board of directors’ sole discretion, either the optionee will pay such amount to us or we will appropriately reduce the number of common shares we deliver to the optionee to reimburse us for such payment. The Compensation Committee or the board may also permit the optionee to choose to have these shares withheld or to tender common shares the optionee already owns. The Compensation Committee or the board may also make such other arrangements with respect to income tax withholding as it shall determine.
In addition, in February 2010, our executive officers were awarded the following shares of restricted stock: Mr. Barrett — 44,800, Mr. Anderson — 8,000, Mr. Iacona — 15,750, Mr. Spadafore — 17,400 and Mrs. Victor — 17,400.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
     Bruce J. Barrett. Pursuant to an employment agreement entered into in May 1994 and amended and restated in April 2006 and June 2008, we employ Bruce J. Barrett as our President and Chief Executive Officer. His employment under the agreement expires on June 17, 2011, unless earlier terminated as provided in the agreement, except that the term is automatically extended for additional one-year periods effective one year before it would otherwise expire (i.e., so that the remaining term will be two years), unless either party provides the other with notice that the term will not be extended and such notice is provided at least one year before the term would otherwise expire. Mr. Barrett’s annual salary is currently $379,336.13, which may be increased, but not decreased, in the discretion of our board of directors. The agreement provides that the board of directors must establish a bonus plan in which Mr. Barrett is eligible to participate for each fiscal year during the term of the agreement, and that Mr. Barrett’s target bonus (the bonus payable if targets are 100 percent met, but not necessarily the actual amount of the bonus payable under the plan) under the plan must be at least 65 percent of Mr. Barrett’s salary, which percentage is subject to increase, but not decrease by the Board of Directors.
     Under the terms of the agreement, Mr. Barrett is entitled to various fringe benefits under the agreement, including insurance, vacation, other employee benefit plans and business expense reimbursement applicable to our other similar employees.
     Upon termination of employment by us without cause, by Mr. Barrett for good reason, Mr. Barrett is entitled to (1) continuation of the fringe benefits applicable to similar employees, including insurance and applicable employee benefit plans, but not vacation and business expense reimbursement, for one year (two years if termination is in connection with a Change in Control) after termination, at our expense, (2) a lump sum payment within 10 business days after termination equal to (a) one year’s salary (two years if termination is in connection with a Change in Control), plus (b) the target bonus for the year in which termination occurs (two times the target bonus if termination is in connection with a Change in Control) plus an additional pro rata portion of the target bonus for the portion of the year through the date of termination (less any amounts already paid). If Mr. Barrett is a “specified employee” as defined in the deferred compensation regulations under Section 409A of the Internal Revenue Code as of the date of termination, then any portion of the above amounts payable that exceeds the maximum allowable separation pay amount under the deferred compensation regulations and that otherwise constitutes deferred compensation subject to Section 409A, is payable six months after the date of termination of employment, or, if earlier, the date of Mr. Barrett’s death.
     Mr. Barrett has agreed not to compete with us until one year following termination of his employment, and not to solicit our employees until five years following termination of his employment. He has also agreed to various confidentiality and assignment of invention obligations.
     Dominic J. Spadafore. Pursuant to an employment agreement entered into in August 2002 and amended and restated in June 2005 and June 2008, we employ Dominic J. Spadafore as our Senior Vice President, U.S. Sales and Marketing, or in such other position as the board of directors determines. His employment under the agreement expires upon his death, termination by us upon his disability or with or without cause or termination by Mr. Spadafore. Mr. Spadafore’s annual salary is currently $216,300, which may be increased, but not decreased, by the board of directors. Mr. Spadafore is also entitled to participate in bonus plans established from time to time by our Board of Directors. Under the terms of the agreement, Mr. Spadafore is entitled to various fringe benefits under the agreement, including insurance, vacation, other employee benefit plans and business expense reimbursement applicable to our other similar employees.
     The agreement provides for severance benefits equal to one year’s salary upon termination of employment without cause or for good reason 90 days before to one year after a change of control of the Company that occurs by June 17, 2011. Mr. Spadafore has agreed not to compete with us until one year following termination of his employment, and not to solicit our employees until five years following termination of his employment. He has also agreed to various confidentiality and assignment of invention obligations.
     Change in Control Agreements. In June 2008, we entered into amended and restated Change in Control Agreements with three of our current executive officers: Arik A. Anderson, William M. Iacona and Mary Ann Victor. These agreements replace similar agreements that were expiring and provide for severance benefits equal to one year’s salary upon termination of employment without cause or for good reason 90 days before to one year after a change of control of the Company that occurs by June 17, 2011. Each of these officers has agreed not to compete with us until one year following termination of his or her employment, and not to solicit our employees until five years following termination of his or her employment. Each of these officers has also agreed to various confidentiality and assignment of invention obligations.
     Equity Award Terms. All options and restricted stock granted under our stock option plans that are not already 100 percent exercisable immediately, including options and restricted stock granted to Messrs. Anderson, Barrett, Iacona and Spadafore and Ms. Victor, become 100 percent exercisable upon specified changes in control of our company.

Outstanding Equity Awards at Fiscal Year End
     The following table sets forth information concerning unexercised options and stock that has not vested for each of our executive officers named in the Summary Compensation Table above that was outstanding as of November 30, 2009:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — NOVEMBER 30, 2009

	Option Awards						Stock Awards
									Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares or		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised		Option		Stock That		Stock That
	Options		Options		Exercise	Option	Have Not		Have Not
	(#)		(#)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Bruce J. Barrett	40,000	(1)	0		$2.88	02/16/10
	50,000	(2)	0		$1.97	12/04/10
	168,000	(3)	0		$2.00	03/05/11
	100,000	(4)	0		$2.95	05/10/12
	132,000	(5)	0		$3.89	08/13/13
	31,919	(6)	0		$13.55	04/21/15
	21,600	(7)	14,400	(7)	$18.06	06/29/16
	7,200	(8)	28,800	(8)	$12.61	03/20/18
							7,200	(7)	103,176
							14,400	(8)	206,352

Arik A. Anderson	7,200	(9)	10,800	(9)	$18.93	11/02/17
	0	(10)	18,000	(10)	$14.77	04/23/19
							5,400	(9)	77,382
							9,000	(10)	128,970

William M. Iacona	60,000	(4)	0		$2.95	05/10/12
	40,000	(5)	0		$3.89	08/13/13
	11,525	(6)	0		$13.55	04/21/15
	10,800	(7)	7,200	(7)	$18.06	06/29/16
	3,600	(8)	14,400	(8)	$12.61	03/20/18
							3,600	(7)	51,588
							7,200	(8)	103,176

Dominic J. Spadafore	55,000	(11)	0		$2.30	08/01/12
	36,000	(5)	0		$3.89	08/13/13
	11,680	(6)	0		$13.55	04/21/15
	10,800	(7)	7,200	(7)	$18.06	06/29/16
	3,600	(8)	14,400	(8)	$12.61	03/20/18
							3,600	(7)	51,588
							7,200	(8)	103,176

	Option Awards					Stock Awards
							Market
	Number of		Number of			Number of	Value of
	Securities		Securities			Shares or	Shares or
	Underlying		Underlying			Units of	Units of
	Unexercised		Unexercised	Option		Stock That	Stock That
	Options		Options	Exercise	Option	Have Not	Have Not
	(#)		(#)	Price	Expiration	Vested	Vested
Name	Exercisable		Unexercisable	($)	Date	(#)	($)
Mary Ann Victor	15,000	(2)	0	$1.97	12/04/10
	4,400	(3)	0	$2.00	03/05/11
	46,000	(4)	0	$2.95	05/10/12
	19,000	(5)	0	$3.89	08/13/13
	12,861	(6)	0	$13.55	04/21/15
	10,800	(7)	7,200 (7)	$18.06	06/29/16
	3,600	(8)	14,400 (8)	$12.61	03/20/18
						3,600 (7)	51,588
						7,200 (8)	103,176

(1)	The option vested in one third cumulative annual increments beginning February 16, 2001. It was exercised on February 4, 2010 and is no longer outstanding.

(2)	The option vested in one third cumulative annual increments beginning December 4, 2001.

(3)	The option vested in one twenty-fourth cumulative monthly increments beginning March 5, 2001.

(4)	The option vested in one third cumulative annual increments beginning May 10, 2003.

(5)	The option vested in one third cumulative annual increments beginning August 13, 2004. The vesting was accelerated and the option became 100% exercisable on November 30, 2005.

(6)	The option vested 100% on November 30, 2005.

(7)	The option and restricted stock vest in one-fifth cumulative annual increments beginning June 29, 2007.

(8)	The option and restricted stock vest in one-fifth cumulative annual increments beginning March 20, 2009.

(9)	The option and restricted stock vest in one-fifth cumulative annual increments beginning November 2, 2008.

(10)	The option and restricted stock vest in one-fifth cumulative annual increments beginning April 23, 2010.

(11)	The option vested in one third cumulative annual increments beginning August 1, 2003.
In February 2010, our executive officers were awarded the following shares of restricted stock: Mr. Barrett — 44,800, Mr. Anderson — 8,000, Mr. Iacona — 15,750, Mr. Spadafore — 17,400 and Mrs. Victor — 17,400.
Option Exercises and Stock Vested Table
     The following table sets forth information concerning each exercise of stock options and each vesting of stock, including restricted stock, during the fiscal year ended November 30, 2009 by each of our executive officers named in the Summary Compensation Table above on an aggregated basis:
OPTION EXERCISES AND STOCK VESTED — YEAR ENDED NOVEMBER 30, 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (1)
Bruce J. Barrett	0	0	7,200	112,104
Arik A. Anderson	0	0	1,800	25,614
William M. Iacona	0	0	3,600	56,052
Dominic J. Spadafore	0	0	3,600	56,052
Mary Ann Victor	17,000	198,540	3,600	56,052

(1)	“Value Realized” represents the market price of the underlying securities at exercise or vesting, as applicable, based on the closing or actual sale prices on the date of exercise or vesting, minus (for options) the aggregate exercise price of the options.
Potential Payments Upon Termination or Change-in-Control
     We have entered into agreements and we maintain plans that will require us to provide compensation to our executives named in the Summary Compensation Table above in the event of a termination of employment or a change in control of us. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for a description of our Employment Agreements with Messrs. Barrett and Spadafore, our Change in Control Agreements with Mr. Anderson, Mr. Iacona and Ms. Victor, the terms of our options and restricted stock awards that become 100 percent exercisable upon specified changes in control of us and how the payment and benefit levels are determined in connection with terminations of employment. The amount of compensation payable to each named executive officer in each situation is listed in the tables below.
     The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us for Bruce J. Barrett, our President and Chief Executive Officer:

	Termination
		Employment
		Agreement	Employment
	Employment	Change in	Agreement
	Agreement	Control	No			Change in
Benefits and Payments (1)	Severance (2)	Severance (3)	Severance (4)	Death	Disability	Control (5)
Base Salary ($379,336.13)	$379,336	$758,672	$0	$0	$0	$0
Bonus (65% of Base Salary) (6)	360,025	603,719	0	0	0	0
Options (Accelerated Vesting) (5)	0	49,536	0	0	0	49,536
Restricted Stock (Accelerated Vesting) (5)	0	309,528	0	0	0	309,528
Life Insurance Proceeds (7)	0	0	0	200,000	0	0
Disability Insurance Proceeds (8)	0	0	0	0	2,862,600	0
Insurance Premiums (Life, Health and Disability) (9)	26,727	46,954	0	0	0	0

Total	$766,088	$1,768,409	$0	$200,000	$2,862,600	$359,064

(1)	For purposes of this analysis, we have assumed that Mr. Barrett is terminated on November 30, 2009, when his base salary was $379,336.13, his target bonus was 65% of his base salary, and $127,363 of his bonus for fiscal 2009 had been paid (the quarterly portion of his bonus for the first three quarters of fiscal 2009). The base salary and bonus payments are due in a lump sum from us; provided that if Mr. Barrett is a “specified employee” as defined in the deferred compensation regulations under Section 409A of the Internal Revenue Code as of the date of termination, then any portion of the above amounts payable that exceeds the maximum allowable separation pay amount under the deferred compensation regulations and that otherwise constitutes deferred compensation subject to Section 409A, is payable six months after the date of termination of employment, or, if earlier, the date of Mr. Barrett’s death.

(2)	Mr. Barrett’s employment agreement provides him with the same severance payments upon (1) termination of employment by us without Cause, or (2) termination of employment by Mr. Barrett for Good Reason, except if such termination occurs in connection with a Change in Control, which is described in the next column.

(3)	Mr. Barrett’s employment agreement provides him with the same severance payments upon (1) termination of employment by us without Cause, or (2) termination of employment by Mr. Barrett for Good Reason in connection with a Change in Control.

(4)	This column covers termination of Mr. Barrett’s employment under his employment agreement by us for Cause or by Mr. Barrett without Good Reason.

(5)	See “Accelerated Vesting of Options and Restricted Stock Upon a Change in Control” below for a description of the assumptions underlying the calculation of the value of accelerated vesting of unvested options and restricted stock. The above table does not include the benefit of the continuation of vested options after termination. Mr. Barrett had vested options to purchase 550,719 common shares as of November 30, 2009, with a value of $5,700,801 at that date. Options to purchase 40,000 of those common shares with a November 30, 2009 value of $458,000 were exercised on February 4, 2010 and are no longer outstanding. The change in control benefits are included in the termination benefits payable in connection with termination of employment that are in connection with a change in control. In February 2010, Mr. Barrett was awarded 44,800 additional shares of restricted stock vesting over ten years. These shares would increase the amounts shown under “Restricted Stock (Accelerated Vesting)”

(6)	Mr. Barrett’s employment agreement provides him with the target bonus for the year of termination ($243,694, see “Grants of Plan-Based Awards”) (two times the target bonus if termination is in connection with a Change in Control) plus a pro rata portion of the target bonus for the portion of the year through the date of termination ($243,694 if termination is November 30, 2009), less amounts already paid ($127,363 through November 30, 2009). Mr. Barrett’s target bonus for fiscal 2010 is currently higher (65% of $379,336.13, or $246,568, subject to increase if his salary or target bonus percentage increases during the year).

(7)	The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Mr. Barrett designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum. The policy pays twice as much as shown in the table if Mr. Barrett dies in an accident.

(8)	The disability insurance proceeds represent the sum of the disability benefits payable to Mr. Barrett until he reaches age 65 assuming he became totally and permanently disabled on November 30, 2009. The payments are actually paid by our disability insurers and by us (for the $6,500 self-insured short-term disability portion) in monthly installments. The long-term disability insurance payments provide for a three percent cost of living increase each year that is not reflected in the table. The numbers in the table are not discounted to present value.

(9)	These premiums are paid by us when due for one year after termination (two years if termination is in connection with a Change in Control), except with respect to short-term disability and vision benefits, which are self-insured. The numbers in the table are based on the premiums paid in fiscal 2009, except for the short-term disability and vision benefits, which are based on the estimated maximum benefits payable by us in fiscal 2010.
     The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us for Arik A. Anderson, our Senior Vice President, R&D and Operations:

	Termination
		CIC
	CIC	Agreement			Change
	Agreement	No			in
Benefits and Payments (1)	Severance (2)	Severance (3)	Death	Disability	Control (4)
Base Salary ($173,250)	$173,250	$0	$0	$0	$0
Options (Accelerated Vesting) (4)	0	0	0	0	0
Restricted Stock (Accelerated Vesting) (4)	0	0	0	0	206,352
Life Insurance Proceeds (5)	0	0	200,000	0	0
Disability Insurance Proceeds (6)	0	0	0	2,796,500	0

Total	$173,250	$0	$200,000	$2,796,500	$206,352

(1)	For purposes of this analysis, we have assumed that Mr. Anderson is terminated on November 30, 2009, when his base salary was $173,250. Effective February 1, 2010, however, his base salary increased to $178,447.50, which would increase his severance benefits. The base salary is due in a lump sum from us.

(2)	Mr. Anderson’s Change in Control Agreement provides him with the same severance payments upon termination of employment by us without Cause or by Mr. Anderson for Good Reason 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(3)	This column covers termination of Mr. Anderson’s employment under his Change in Control Agreement (1) by us for Cause, (2) by Mr. Anderson without Good Reason, or (3) for any reason (other than death or disability) if such termination is not 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(4)	See “Accelerated Vesting of Options and Restricted Stock Upon a Change in Control” below for a description of the assumptions underlying the calculation of the value of accelerated vesting of unvested options and restricted stock. The above table does not include the benefit of the continuation of vested options after termination. Mr. Anderson had vested options to purchase 7,200 common shares as of November 30, 2009, with a value of $0 at that date (the exercise price exceeded the closing market price). The change in control benefits increase the termination benefits payable in connection with termination of employment that are in connection with a change in control. In February 2010, Mr. Anderson was awarded 8,000 additional shares of restricted stock vesting over ten years. These shares would increase the amounts shown under “Restricted Stock (Accelerated Vesting)”

(5)	The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Mr. Anderson designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum. The policy pays twice as much as shown in the table if Mr. Anderson dies in an accident.

(6)	The disability insurance proceeds represent the sum of the disability benefits payable to Mr. Anderson until he reaches age 65 assuming he became totally and permanently disabled on November 30, 2009. The payments are actually paid by our disability insurers and by us (for the $6,500 self-insured short-term disability portion) in monthly installments. The long-term disability insurance payments provide for a three percent cost of living increase each year that is not reflected in the table. The numbers in the table are not discounted to present value.
     The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us for William M. Iacona, our Vice President, Chief Financial Officer, Treasurer and Controller:

	Termination
		CIC
	CIC	Agreement			Change
	Agreement	No			in
Benefits and Payments (1)	Severance (2)	Severance (3)	Death	Disability	Control (4)
Base Salary ($141,779.24)	$141,779	$0	$0	$0	$0
Options (Accelerated Vesting) (4)	0	0	0	0	24,768
Restricted Stock (Accelerated Vesting) (4)	0	0	0	0	154,764
Life Insurance Proceeds (5)	0	0	200,000	0	0
Disability Insurance Proceeds (6)	0	0	0	3,429,550	0

Total	$141,779	$0	$200,000	$3,429,550	$179,532

(1)	For purposes of this analysis, we have assumed that Mr. Iacona is terminated on November 30, 2009, when his base salary was $141,779.24. The base salary is due in a lump sum from us.

(2)	Mr. Iacona’s Change in Control Agreement provides him with the same severance payments upon termination of employment by us without Cause or by Mr. Iacona for Good Reason 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(3)	This column covers termination of Mr. Iacona’s employment under his Change in Control Agreement (1) by us for Cause, (2) by Mr. Iacona without Good Reason, or (3) for any reason (other than death or disability) if such termination is not 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(4)	See “Accelerated Vesting of Options and Restricted Stock Upon a Change in Control” below for a description of the assumptions underlying the calculation of the value of accelerated vesting of unvested options and restricted stock. The above table does not include the benefit of the continuation of vested options after termination. Mr. Iacona had vested options to purchase 125,925 common shares as of November 30, 2009, with a value of $1,115,582 at that date. The change in control benefits increase the termination benefits payable in connection with termination of employment that are in connection with a change in control. In February 2010, Mr. Iacona was awarded 15,750 additional shares of restricted stock vesting over ten years. These shares would increase the amounts shown under “Restricted Stock (Accelerated Vesting)”

(5)	The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Mr. Iacona designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum. The policy pays twice as much as shown in the table if Mr. Iacona dies in an accident.

(6)	The disability insurance proceeds represent the sum of the disability benefits payable to Mr. Iacona until he reaches age 65 assuming he became totally and permanently disabled on November 30, 2009. The payments are actually paid by our disability insurers and by us (for the $6,500 self-insured short-term disability portion) in monthly installments. The long-term disability insurance payments provide for a three percent cost of living increase each year that is not reflected in the table. The numbers in the table are not discounted to present value.
     The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us for Dominic J. Spadafore, our Senior Vice President, U.S. Sales and Marketing:

	Termination
		Employment
	Employment	Agreement			Change
	Agreement	No			in
Benefits and Payments (1)	Severance (2)	Severance (3)	Death	Disability	Control (4)
Base Salary ($210,000)	$210,000	$0	$0	$0	$0
Options (Accelerated Vesting) (4)	0	0	0	0	24,768
Restricted Stock (Accelerated Vesting) (4)	0	0	0	0	154,764
Life Insurance Proceeds (5)	0	0	200,000	0	0
Disability Insurance Proceeds (6)	0	0	0	2,647,707	0

Total	$210,000	$0	$200,000	$2,647,707	$179,532

(1)	For purposes of this analysis, we have assumed that Mr. Spadafore is terminated on November 30, 2009, when his base salary was $210,000. Effective December 1, 2009, however, his base salary increased to $216,300, which would increase his severance benefits. The base salary is due in a lump sum from us.

(2)	Mr. Spadafore’s employment agreement provides him with the same severance payments upon termination of employment by us without Cause or by Mr. Spadafore for Good Reason 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(3)	This column covers termination of Mr. Spadafore’s employment under his employment agreement (1) by us for Cause, (2) by Mr. Spadafore without Good Reason, or (3) for any reason (other than death or disability) if such termination is not 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(4)	See “Accelerated Vesting of Options and Restricted Stock Upon a Change in Control” below for a description of the assumptions underlying the calculation of the value of accelerated vesting of unvested options and restricted stock. The above table does not include the benefit of the continuation of vested options after termination. Mr. Spadafore had vested options to purchase 117,080 common shares as of November 30, 2009, with a value of $1,052,792 at that date. The change in control benefits increase the termination benefits payable in connection with termination of employment that are in connection with a change in control. In February 2010, Mr. Spadafore was awarded 17,400 additional shares of restricted stock vesting over ten years. These shares would increase the amounts shown under “Restricted Stock (Accelerated Vesting)”

(5)	The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Mr. Spadafore designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum. The policy pays twice as much as shown in the table if Mr. Spadafore dies in an accident.

(6)	The disability insurance proceeds represent the sum of the disability benefits payable to Mr. Spadafore until he reaches age 65 assuming he became totally and permanently disabled on November 30, 2009. The payments are actually paid by our disability insurers and by us (for the $11,700 self-insured short-term disability portion, less $93 in extra premiums) in monthly installments. The long-term disability insurance payments provide for a three percent cost of living increase each year that is not reflected in the table. The numbers in the table are not discounted to present value.
     The following table describes and quantifies the estimated payments and benefits that would be provided upon termination or a change in control of us for Mary Ann Victor, our Vice President, Chief Administrative Officer, General Counsel and Secretary:

	Termination
		CIC
	CIC	Agreement			Change
	Agreement	No			in
Benefits and Payments (1)	Severance (2)	Severance (3)	Death	Disability	Control (4)
Base Salary ($156,842.37)	$156,842	$0	$0	$0	$0
Options (Accelerated Vesting) (4)	0	0	0	0	24,768
Restricted Stock (Accelerated Vesting) (4)	0	0	0	0	154,764
Life Insurance Proceeds (5)	0	0	200,000	0	0
Disability Insurance Proceeds (6)	0	0	0	1,783,443	0

Total	$156,842	$0	$200,000	$1,783,443	$179,532

(1)	For purposes of this analysis, we have assumed that Ms. Victor is terminated on November 30, 2009, when her base salary was $156,842.37. The base salary is due in a lump sum from us.

(2)	Ms. Victor’s Change in Control Agreement provides her with the same severance payments upon termination of employment by us without Cause or by Ms. Victor for Good Reason 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(3)	This column covers termination of Ms. Victor’s employment under her Change in Control Agreement (1) by us for Cause, (2) by Ms. Victor without Good Reason, or (3) for any reason (other than death or disability) if such termination is not 90 days before to one year after a Change of Control of the Company that occurs by June 17, 2011.

(4)	See “Accelerated Vesting of Options and Restricted Stock Upon a Change in Control” below for a description of the assumptions underlying the calculation of the value of accelerated vesting of unvested options and restricted stock. The above table does not include the benefit of the continuation of vested options after termination. Ms. Victor had vested options to purchase 111,661 common shares as of November 30, 2009, with a value of $977,716 at that date. The change in control benefits increase the termination benefits payable in connection with termination of employment that are in connection with a change in control. In February 2010, Ms. Victor was awarded 17,400 additional shares of restricted stock vesting over ten years. These shares would increase the amounts shown under “Restricted Stock (Accelerated Vesting)”

(5)	The life insurance proceeds represent the aggregate face value of life insurance policies for which we pay the premiums and Ms. Victor designates the beneficiary. The payments are actually paid by the life insurance company in a lump sum. The policy pays twice as much as shown in the table if Ms. Victor dies in an accident.

(6)	The disability insurance proceeds represent the sum of the disability benefits payable to Ms. Victor until she reaches age 65 assuming she became totally and permanently disabled on November 30, 2009. The payments are actually paid by our disability insurers and by us (for the $9,750 self-insured short-term disability portion, less $57 in extra premiums) in monthly installments. The long-term disability insurance payments provide for a three percent cost of living increase each year that is not reflected in the table. The numbers in the table are not discounted to present value.

     Below is a description of the assumptions used in creating the tables above and the definitions, conditions and obligations relating to the agreements described in those tables. Unless otherwise noted the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.
     401(k) Plan. The above tables do not include benefits under our 401(k) plan, because that plan does not discriminate in scope, terms or operation in favor of our executive officers and is available generally to all of our salaried employees.
     Accelerated Vesting of Options and Restricted Stock Upon a Change in Control. Options and restricted stock granted under our plans accelerate upon a Change in Control (as defined below) regardless of whether employment also terminates.
     The numbers in the tables assume that the benefit of acceleration for the options equals the difference between the closing sales price of our common shares on November 30, 2009 ($14.33 per share) and the exercise price of the unvested options multiplied by the number of common shares underlying the unvested options held by the executive at November 30, 2009.
     The numbers in the tables assume that the benefit of acceleration for the restricted stock equals the closing sales price of our common shares on November 30, 2009 ($14.33 per share) multiplied by the number of common shares subject to the unvested restricted stock held by the executive at November 30, 2009.
     In addition, terminated executive officers’ vested options do not expire upon termination of their employment, unless such termination is by us for cause. The above tables do not include the benefit of the continuation of such vested options after termination because that value can be realized before termination by exercise of the options. Footnotes to the above tables, however, disclose the difference between the market value of the common shares underlying vested options held by the executive at November 30, 2009 (valued at the closing sales price of our common shares at November 30, 2009) and the exercise prices of those options.
     Cause. For purposes of Mr. Barrett’s and Mr. Spadafore’s employment agreements and Mr. Anderson’s, Mr. Iacona’s and Ms. Victor’s Change in Control Agreements, “Cause” means (1) the executive’s continued failure (after notice and at least 30 days to cure such failure) to make a good faith effort to perform the executive’s employment duties, (2) any breach by the executive of his or her invention, confidentiality, non-competition and non-solicitation covenants, or (3) the executive’s conviction of a felony involving dishonesty or fraud.
     Good Reason. For purposes of Mr. Barrett’s and Mr. Spadafore’s employment agreements and Mr. Anderson’s, Mr. Iacona’s and Ms. Victor’s Change in Control Agreements, “Good Reason” means termination of the executive’s employment within one year of the initial existence of one or more of the following conditions arising without the executive’s consent:
•	a material diminution in the executive’s base compensation,

•	a material diminution in the executive’s authority, duties or responsibilities,

•	a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or employee instead of reporting directly to the board,

•	a material diminution in the budget over which the executive retains authority,

•	any material change in the geographic location at which the executive must perform services, or

•	any other action or inaction that constitutes a material breach by us of the agreement or any other agreement under which the executive provides services.
The executive must provide us with notice of the existence of the applicable condition within 90 days of its initial existence and must give us at least 30 days to remedy the applicable condition before there is good reason for termination. Death, disability and retirement are not conditions under which the executive’s employment may be terminated for good reason.
     Change in Control. For purposes of Mr. Barrett’s and Mr. Spadafore’s employment agreements, Mr. Anderson’s, Mr. Iacona’s and Ms. Victor’s Change in Control Agreements, and our 2005 Stock Incentive Plan, “Change in Control” means
•	the acquisition by any person or group of beneficial ownership of 40% or more of our outstanding common shares (generally excluding acquisitions directly from us, by us, or by employee benefit plans sponsored by us).

•	individuals who constituted the board at the date of the applicable agreement or plan (together with directors approved by at least a majority of those individuals who are still serving and directors previously so approved) cease to constitute at least a majority of the board members.

•	the consummation of a reorganization, merger or consolidation of us, or a sale or other disposition of all or substantially all of our assets, unless
•	our shareholders continue to own (in substantially the same proportions) at least 60% of the outstanding voting securities of the entity resulting from that transaction,

•	there is no new 40% owner (other than us, our benefit plans, our subsidiaries, and the entity resulting from the transaction), and

•	individuals who were members of the incumbent board constitute at least a majority of the members of the board of the entity resulting from the transaction, or
•	the consummation of a plan of our complete liquidation or dissolution.
     Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions. Mr. Barrett and Mr. Spadafore, under their employment agreements, and Mr. Anderson, Mr. Iacona and Ms. Victor, under their Change in Control Agreements have agreed, in part in exchange for the severance benefits provided in those agreements:
•	that during the term of his or her employment and for one year after termination of his or her employment, he or she will not, directly or indirectly,

•	engage in activities in connection with patches for ventricular restoration, cerebral and/or somatic oximeters, related sensors or products sold by us during the term of his or her employment,

•	be employed by or have a financial interest in any person or entity that manufactures, assembles or sells any of those products (except for investments in up to three percent of the stock of public companies with which he is she is not otherwise affiliated), or

•	solicit any entity that he or she knows was one of our customers during the year before his or her employment terminated to supply such products
•	that during the term of his or her employment and for five years after termination of his or her employment, he or she will not, directly or indirectly,
•	solicit or attempt to hire one of our employees or consultants or any person he or she knows was an employee or consultant during the year before his or her employment terminated (except, for Mr. Barrett, persons terminated by us and persons terminated for at least six months), or

•	encourage any such person to terminate his or her employment or consultation with us,
•	not to disclose or appropriate our confidential information at any time, and that all materials pertaining to the confidential information are our property, and

•	that any inventions that the employee makes during his or her employment with us and relating to our business are our property.
Breach of these provisions can generally be waived by amending the applicable agreement by mutual agreement of the parties.
Compensation of Directors
     The following table sets forth information concerning the compensation of our directors for the fiscal year ended November 30, 2009:
DIRECTOR COMPENSATION — YEAR ENDED NOVEMBER 30, 2009

	Fees
	Earned
	or Paid	Option
	in Cash	Awards	Total
Name (1)	($)	($) (2)	($)
James I. Ausman, M.D., Ph.D.	28,500	78,100	106,600
Daniel S. Follis	28,500	78,100	106,600
Robert R. Henry (3)	7,500	0	7,500
John P. Jumper	28,500	78,100	106,600
Richard R. Sorensen	28,500	78,100	106,600

(1)	Bruce J. Barrett is not included in the table because he is also a named executive officer in the Summary Compensation Table above. He receives no additional compensation for his service as one of our directors.

(2)	Represents the grant date fair value of options to purchase 10,000 shares granted to each of the outside directors in fiscal 2009. For a discussion of the assumptions made in the valuation of the Option Awards, see Note 7 of the Notes to Financial Statements, included in our annual report to shareholders for the fiscal year ended November 30, 2009, which accompanies this proxy statement.

As of November 30, 2009, the following directors listed in the table above have the following number of option awards outstanding: Dr. Ausman — 64,500, Mr. Follis — 50,000, Mr. Henry — 32,500, General Jumper — 30,000, and Mr. Sorensen — 40,000. During fiscal 2009, the following directors realized the following amounts upon exercise of options to purchase the following numbers of shares: Dr. Ausman — $23,350 from exercising options to purchase 2,000 shares; and Mr. Henry — $23,250 from exercising options to purchase 2,000 shares.

(3)	Mr. Henry’s term as a director expired April 23, 2009 at the 2009 annual meeting of shareholders.
     We refer to our directors who are not our officers or employees as Outside Directors. Until May 1, 2009, each Outside Director received a fee of $1,500 a month (increased to $3,000 a month effective May 1, 2009) and reimbursement of reasonable expenses of attending board and board committee meetings. In addition, the board of directors may grant options to Outside Directors on a case by case basis.
     On April 23, 2009, we granted a total of 40,000 non-qualified stock options to our four Outside Directors under the 2005 Stock Incentive Plan. The options are 10-year options, exercisable at $14.77 a share, the closing sales price of the common shares on April 23, 2009. The options vest in one-fifth cumulative annual installments beginning April 23, 2010 and continue to be exercisable after termination of the director’s service unless the director is terminated for cause.
Narrative Disclosure of Our Compensation Policies and Practices as they relate to our Risk Management
     Our Compensation Committee has reviewed risks arising from our compensation policies and practices for our employees and has determined that they are not reasonably likely to have a material adverse effect on us. We generally compensate our employees through salaries, annual cash incentives (based on net revenues, operating income, and/or personal performance against objectives, all based on achieving the goals in our business plan), and stock options and, for officers and some key employees, restricted stock. We do not have multiple business units with different risk profiles or compensation practices.
     We recognize that salaries and annual cash incentives involve a risk that employees will be too focused on short-term results, and not on the long-term. We believe that we mitigate this risk by basing our annual cash incentives on net revenues, operating income and/or personal performance goals that match our business plan. The Board reviews and approves this plan each year, including the identified opportunities, challenges and business risks we face. Moreover, our Executive Officer Incentive Compensation Plan is based on both net revenues and operating income, mitigating the risk that executives will focus on one goal to the detriment of the other. We modified our Executive Officer Incentive Compensation Plan for 2010 to provide that bonuses may be reduced if operating income exceeds targets, but net revenues are below targets.
     In addition, we believe that it is appropriate to pay annual cash incentives for achieving our sales and operating income goals, especially because we believe that our income and risks from our sales and operating income do not extend significantly beyond the time the sales occur. We do not believe we have excessive risks after our products are sold. We have product liability, warranty and related reputational risks, which, historically, have not been significant.
     We do not have a clawback policy requiring return of compensation after a restatement of financial statements that would have resulted in lower compensation. However, we have not had to restate our financial statements. In addition, our Chief Executive and Chief Financial Officers, who are required to make certifications regarding our financial statements filed in SEC reports, are subject to provisions of the Sarbanes-Oxley Act requiring reimbursement of any bonus or other incentive-based or equity-based compensation received during the 12 months following the issuance of financial statements that are later required to be restated due to our material noncompliance as a result of misconduct.
     In addition, we grant stock options to most of our corporate salaried employees, generally vesting over five years, giving our employees, a long-term incentive to increase our stock price and assisting us with employee retention objectives. We believe this mitigates incentives to focus too much on the short term. We recognize that stock options can create risks too. Because employees have the ability to profit from increases in the stock price, but do not suffer loss from decreases in the price below the exercise price, they may have incentives to take risky actions that may result in increased stock prices that cannot be sustained in the long run or to profit from short-term fluctuations in our stock price.
     We believe this risk is mitigated by granting restricted stock to our officers and some high-performing sales employees. Holders of restricted stock lose value when the stock price declines. In addition, our officers currently hold significant amounts of vested, in-the-money options, and decreases in our stock price can significantly reduce their unrealized gains on their options, as occurred in fiscal 2009. These unrealized gains for all but our newest executive, significantly exceed their salaries and target bonus combined, and, given the trading volume in our stock, these unrealized gains would be difficult to realize in the short-term. See the footnotes to the tables under “Potential Payments Upon Termination or Change-in-Control” for information regarding the unrealized value of vested, in-the-money options held by our executive officers. We do not have stock ownership policies, but our officers have historically held their options significantly past their vesting dates.
     Our executive officers have severance arrangements. We recognize that severance arrangements can create risks that we have to pay terminated employees when they leave after doing a bad job or for merely engaging in a change in control transaction. Our severance agreements with our executives, however, do not pay severance unless the executive’s employment terminates, and even then, only if we terminate the executive without cause or if the executive quits for good reason. Moreover, except for Mr. Barrett’s employment agreement provisions, no severance is payable unless there is also a change in control. In addition, except for Mr. Barrett’s severance (which includes additional elements of one year’s compensation and approximately doubles in connection with a change in control), our executives receive only one year’s salary as a severance payment, limiting the financial impact of the severance. See the tables under “Potential Payments Upon Termination or Change-in-Control.”
     Therefore, we believe we have significant control over whether a severance payment is required and that they are not extravagant. We also believe that these risks are outweighed by the incentives these severance provisions create for our executive team to consider and engage in transactions in which we may be acquired in a transaction that is beneficial to shareholders and to stay employed with us through such a transaction, despite the executive’s risk of losing his or her job.
     Thus, our Compensation Committee believes that our combination of cash and equity incentives is consistent with our risk profile, tries a considerable amount of our executive’s compensation to our annual business plan objectives and our stock price and does not encourage our executives to take excessive or unnecessary risks that are reasonably likely to have a material adverse effect on us.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to fiscal 2009, or written representations that no Forms 5 were required, we believe that during the fiscal year ended November 30, 2009 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with.
II. PROPOSAL TO APPROVE AN AMENDMENT TO THE
SOMANETICS CORPORATION 2005 STOCK INCENTIVE PLAN
PRIMARILY TO INCREASE AUTHORIZED SHARES
     We seek to increase the number of shares subject to the Somanetics Corporation 2005 Stock Incentive Plan. You are being asked to consider and approve an amendment to the plan to increase the number of common shares reserved for issuance under the plan by 600,000 shares, from 1,200,000 to 1,800,000 shares, to provide for independent director administration of grants to non-employee directors and to provide for minimum vesting periods for stock awards under the plan. The Board of Directors adopted the proposed amendment to the plan on January 20, 2010, subject to the approval of our shareholders, in order to continue to attract and retain officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents. The board of directors believes that is in our best interests and in the interests of our shareholders to approve the proposed amendment to the plan to allow us to continue grant options and award restricted stock and restricted stock units under the plan.
     Pursuant to the plan, 1,200,000 common shares are currently reserved for issuance upon the exercise of stock options granted under the plan or the award of restricted stock or restricted stock units under the plan. As of February 22, 2010, (1) options to purchase 795,966 common shares were outstanding under the plan, (2) options to purchase 4,000 common shares granted under the plan had been exercised, (3) 321,591 restricted shares had been awarded and not forfeited under the plan, and (4) 78,443 common shares remained available for issuance upon the exercise of stock options to be granted to participants in the plan or the award of restricted stock or restricted stock units to participants in the plan. The proposed amendment would increase the number of common shares reserved for issuance under the plan by 600,000 shares.
General
     The purposes of the plan are (1) to align the interests of our shareholders and recipients of awards by increasing the recipients’ proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its shareholders.
     The plan permits us to grant stock options, including both nonqualified options and incentive options, restricted stock and restricted stock units, or “RSUs”, to officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries.
     Persons deemed to be our affiliates, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, us, must resell securities acquired under the plan pursuant to a registration statement under the Securities Act of 1933 and the related rules and regulations, Rule 144 under the Securities Act or an applicable exemption under the Securities Act.
     We are the issuer of the securities offered pursuant to the plan. The common shares, par value $0.01 per share, we issue under the plan may be either our authorized and unissued or reacquired common shares. The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.
     As of February 22, 2010, the closing sales price of our common shares was $17.16.
Approval of the Plan Amendment
     Shareholder approval of the proposed amendment to the plan requires the approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. We do not intend to place the proposed amendment to the plan into effect unless approval is obtained at the meeting, and such approval is sought, in part, to exempt the awards of equity incentives under the plan from the provisions of Section 162(m) of the Internal Revenue Code of 1986 and in order to comply with the shareholder approval requirements for securities traded on the Nasdaq Global Market.
     The board of directors recommends a vote FOR approval of the proposed amendment to the plan, and your proxy will be so voted unless you specify otherwise.
     The following is a summary of the plan as proposed to be amended, which is qualified in its entirety by reference to the full text of the plan as proposed to be amended and marked to show the proposed changes, which is set forth on Exhibit A to this Proxy Statement.
Administration; Plan Participants
     The Compensation Committee of the Board of Directors or such other committee as may be designated by the Board of Directors or the Board of Directors itself (the “Committee”) will administer the plan. The proposed amendment would add that any awards under the plan to non-employee directors will be administered by a committee of the Board comprised solely of independent directors as defined by Nasdaq listing standards. The plan authorizes the Committee to interpret the plan, to make rules relating to the plan, and to make all other determinations that the Committee believes are necessary to administer the plan. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to administer the plan to our chief executive officer or any other of our executive officers, but has not done so. The persons administering the plan are entitled to indemnification and reimbursement by us in respect of claims, loss, damage or expense to the full extent permitted by law, except as otherwise may be provided under our Articles of Incorporation or bylaws, and under directors’ and officers’ liability insurance.
     Officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries are eligible to participate in the plan. Approximately 8 officers, 61 other employees, 4 non-employee directors, 2 former directors, and 1 consultant or advisor are currently eligible to participate in our existing equity incentive plans, most of whom have been granted stock options or awarded restricted stock under our plans or independent of our plans. The Committee, in its discretion, will choose participants in the plan from and among the officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries. The Committee will select the participants to be granted awards and determine the type and terms and conditions of awards.

Amendment or Termination of the Plan
     The plan may be terminated at any time by our Board of Directors. Unless sooner terminated, the plan will terminate ten years after it was adopted by our Board of Directors, which was on February 24, 2005. No awards may be granted after termination of the plan, but termination of the plan will not affect the validity of any award outstanding on the date of termination.
     The Board of Directors may amend the plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Internal Revenue Code. No amendment may impair any award which has been granted under the plan without the consent of the holder.
Maximum Awards
     Awards may be granted for a maximum of 1,200,000 common shares currently, and that amount is proposed to be amended to be 1,800,000 common shares. Any shares subject to any award granted under the plan that are forfeited or not delivered due to the termination of such award or the settlement of such award in cash, and any shares that are delivered to us by a participant or withheld from delivery to a participant for purposes of paying the exercise price or tax withholding obligations with respect to an award granted under the plan will become available for future awards under the plan. To the extent necessary for an award to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as discussed below, the maximum number of shares subject to options granted to any individual during any calendar year may not exceed 300,000 shares. The total fair market value (determined at the time an incentive option is granted) of shares for which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000.
     The Committee will appropriately adjust the number of shares which may be made the subject of new awards or are then subject to outstanding awards, the option price of each outstanding stock option, and the aggregate number of shares available at any time under the plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event.
Awards
     Awards granted under the plan will be evidenced by a written agreement between us and each participant, which will be in accordance with the plan and may contain restrictions and limitations that do not violate the terms of the plan. The Committee may grant a participant one or more of the following awards or any combination of them.
Stock Options.
     The Committee may grant either incentive options meeting the definition of incentive stock option under Section 422 of the Internal Revenue Code of 1986, or nonqualified options not meeting that definition, or any combination of incentive and nonqualified options. The exercise price for options may not be less than 100% (110% in the case of an incentive option granted to a participant owning more than 10% of our voting shares) of the fair market value of our common shares on the grant date. Incentive options may only be granted to our employees or employees of any of our subsidiaries in which we own directly or indirectly 50% or more of the combined voting power of all classes of its stock.
     Incentive options are generally nontransferable by a participant other than by will or the laws of descent and distribution and stock options will be exercisable, during the lifetime of the participant, only by the participant. However, the Committee may allow in an award agreement for the transfer of a nonqualified option.
     The Committee will determine the conditions to the exercisability of each option and the terms relating to the exercise or cancellation of an option upon a termination of employment or service. Each option will be exercisable for no more than ten years after its date of grant, except that an incentive option granted to a participant owning more than 10% of our voting shares will be exercisable for no more than five years after its date of grant.
     Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.
     The Committee will not amend or replace previously granted options in a transaction that constitutes a “repricing” under the Nasdaq Stock Market Marketplace Rules without the approval of our shareholders.
Restricted Stock Awards and RSUs.
     The Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same award. An award of restricted stock or RSUs will be subject to the participant’s continued employment or service during the restriction period. Participants are entitled to all dividend and voting rights with respect to restricted stock. The Plan is proposed to be amended to provide that, subject to the other provisions of the Plan, Restricted Stock and RSU’s issued with performance-based vesting shall vest over a minimum of one year, Restricted Stock and RSU’s issued with time-based vesting shall vest over a minimum period of three years, and the Committee will not have discretionary authority to waive this vesting period, except in the event of disability, death, Change in Control, retirement or termination without cause. A participant will have no stock ownership interest as a result of being granted RSUs, but the Committee may allow a participant to receive dividend equivalents on such units.
     At the expiration of the restriction period, (1) with respect to restricted stock, we will reissue stock certificates to the participant or the legal representative of the participant’s estate without a legend, and (2) with respect to RSUs, we will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. The amount paid with respect to an RSU may be paid in cash, common shares (including restricted stock), or any combination, and may be paid currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent. All of the terms relating to the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award or RSU upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.
Change in Control
     For purposes of the plan, we would undergo a change in control in the event of certain acquisitions of 40% or more of our common shares, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of our assets (unless, among other conditions, our shareholders receive 60% or more of the stock of the surviving company) or the consummation of our liquidation or dissolution.
     Unless otherwise specified in the agreement relating to an award, in the Committee’s discretion, either (1) (a) each restricted stock award and RSU and performance share award will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the highest price paid to our shareholders in connection with the change in control, or the fair market value per common share on the date of the change in control, whichever is greater, and (b) each outstanding option will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the excess, if any, of the amount determined as described in clause (a) over the applicable exercise price of the option, or (2) all restricted stock and RSUs will become fully vested, all outstanding options will become fully exercisable and an appropriate number of shares, if any, received by our shareholders in any such transaction will be substituted for our common shares subject to outstanding options and other awards, and an appropriate adjustment will be made to any applicable exercise price.
Federal Income Tax Consequences
     The rules governing the tax treatment of stock options, restricted stock awards and RSUs are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Also, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.
Stock Options.
     Incentive options granted pursuant to the plan are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of the shares to such participant or within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option (except for purposes of the alternative minimum tax upon the exercise of such option), and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the grant of such incentive options or the transfer of shares upon their exercise.
     If incentive option shares are disposed of prior to the expiration of these time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (1) the excess of the market value of the shares on the date of exercise over the option price, or (2) the gain recognized on such disposition. In general, this amount will be deductible by us for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.
     A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the excess of the fair market value of the shares on the date of exercise over the exercise price. In general, this amount will be deductible by us in the same year, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.
Restricted Stock Awards.
     A participant who is granted a restricted stock award under the plan is not required to include the value of the shares subject to such award in ordinary income until the first time the participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless the participant timely files an election under Section 83(b) of the Internal Revenue Code of 1986 to be taxed on the receipt of the shares. In either case, the amount of income will equal the fair market value of the shares at the time the income is recognized. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements.
RSUs.
     A participant who is granted an RSU will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the amount of any cash received and the fair market value of any shares transferred to the participant upon the vesting of such award. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements.

Section 162(m).
     Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to the following employees in a taxable year to the extent such compensation exceeds $1 million: our principal executive officer and our three highest compensated executive officers (other than our principal executive officer or our principal financial officer). Compensation attributable to awards under the plan to a covered employee, alone or when combined with other types of compensation received by the covered employee from us, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options having an exercise price not less than the fair market value of our common shares on the grant date may qualify as performance-based compensation under the plan.
Withholding Payments.
     If, upon the grant, release of restrictions or settlement of or in respect of an award, or upon any other event or transaction under or relating to the plan, we must pay amounts for federal income or employment tax withholding, the Committee will determine whether we appropriately reduce the amount of stock, cash or other property to be paid to the participant or whether the participant must pay such amount to us to enable us to pay or to reimburse us for paying such income or employment tax withholding. We may permit withholding taxes to be paid by the participant in cash, by delivery of previously owned common shares, by withholding common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.
Section 409A
     Section 409A was added to the Code at the end of 2004 by the American Job Creation Act of 2004. Section 409A makes significant changes to the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. We intend to operate the plan so that all grants under the plan are exempt from Section 409A. The tax discussion above assumes that the plan is in fact operating in this manner.
     The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the plan. Different tax rules may apply to specific participants and transactions under the plan, and participants are strongly urged to consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of participating in the plan.

Accounting Treatment
     Compensation costs related to share-based payment transactions, including stock options, restricted stock and RSUs, are recognized in the financial statements at their fair value on the date of grant spread over any applicable vesting period.
New Plan Benefits
     If the shareholders do not approve the amendment to the plan, any awards granted under the amendment to the plan will be void. The actual amounts that would be awarded under the amendment to the plan, including the actual benefits or amounts that would be received by or allocated to executive officers, directors, and non-executive officer employees, cannot be determined at this time.
     The following table sets forth, as to Bruce J. Barrett, Arik A. Anderson, William M. Iacona, Dominic J. Spadafore, Mary Ann Victor, all current executive officers as a group, all current directors who are not executive officers as a group, all employees (including officers who are not executive officers) as a group, and all other consultants and advisors, as a group, the options granted and restricted stock awarded under the plan during the fiscal year ended November 30, 2009:

NEW PLAN BENEFITS
Somanetics Corporation 2005 Stock Incentive Plan

	Number of Common	Number of Common
	Shares Subject to Options	Shares Subject to Restricted
	Granted Under the Plan	Stock Awards Under the Plan
	In the Fiscal Year Ended	In the Fiscal Year Ended
Name and Position	November 30, 2009	November 30, 2009
Bruce J. Barrett, President and Chief Executive Officer	0	0
Arik A. Anderson, Senior Vice President, R&D and Operations	18,000	9,000
William M. Iacona, Vice President, Chief Financial Officer, Treasurer and Controller	0	0
Dominic J. Spadafore, Senior Vice President, U.S. Sales and Marketing	0	0
Mary Ann Victor, Vice President, Chief Administrative Officer, General Counsel and Secretary	0	0
All current executive officers as a group (5 persons)	18,000	9,000
All current directors who are not executive officers as a group (4 persons)	40,000	0
All employees (including officers) who are not executive officers as a group (128 persons)	10,250	8,588
All other consultants and advisors as a group (1 person)	0	0
     The dollar values of these options cannot be determined because they depend on the market value of the underlying shares on the date of exercise. No associate of any director, nominee or executive officer has been granted options or awarded restricted stock under the plan. In addition, no person not named above has received five percent or more of the options authorized under the plan, in the aggregate.
     In February 2010, we made the following awards: Mr. Barrett – 44,800 restricted shares, Mr. Anderson – 8,000 restricted shares, Mr. Iacona – 15,750 restricted shares, Mr. Spadafore – 17,400 restricted shares, Mrs. Victor – 17,400 restricted shares, all executive officers as a group – 103,350 restricted shares, all current directors who are not executive officers – nothing, all employees (including officers) who are not executive officers – 74,500 options and 39,300 restricted shares, and all other consultants and advisors – 10,000 restricted shares.

Equity Compensation Plan Information
     The following information is provided as of November 30, 2009 with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

			(c)
			Number of securities
	(a)	(b)	remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders (1)	1,759,637	$8.57	304,673
Equity compensation plans not approved by security holders (2)	55,000	$2.30	0

Total	1,814,637		304,673

(1)	These plans consist of: (a) the 1991 Incentive Stock Option Plan, which terminated in 2001 except for the options granted before that date, (b) the Somanetics Corporation 1997 Stock Option Plan, which terminated in 2007 except for the options granted before that date, and (c) the Somanetics Corporation 2005 Stock Incentive Plan. All of the securities disclosed in column (c) are available for issuance under the 2005 Stock Incentive Plan, which permits us to grant stock options, restricted stock and restricted stock units. The table does not include the proposed amendment to the 2005 Stock Incentive Plan described in this Part II. The number of securities remaining available for future issuance does not give effect to the 75,500 options and 152,650 restricted shares granted in February 2010, which reduced the securities remaining available by 227,150.

(2)	These plans consist of non-qualified options to purchase 55,000 common shares granted to one current executive officer independent of our stock option plans. The options were granted on August 1, 2002 as an inducement essential to a new executive officer entering into an employment agreement with us. The options are subject to anti-dilution adjustments.
     All of the options have vested. They continue to be exercisable until the original termination date notwithstanding termination of employment, unless such termination is for cause, in which case such options expire at the date of such termination.
     The non-plan options expire 10 years after they were granted, August 1, 2012. The exercise price of these options is $2.30 a share, which was at least the fair market value of the underlying common shares on the date of grant. At the time these options are exercised, the optionee must pay the full option price for all shares purchased:

•	in cash, or

•	with the consent of the Compensation Committee or the board of directors, in its discretion, and to the extent permitted by applicable law,
•	in common shares,

•	by a promissory note payable to the order of us that is acceptable to the Compensation Committee or the board of directors,

•	by a cash down payment and a promissory note for the unpaid balance,

•	subject to any conditions established by the Compensation Committee or the board of directors, by having us retain from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price,

•	by delivery to us of written notice of the exercise, in such form as the Compensation Committee or the board of directors may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to us full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of the shares or loan against them, or

•	in such other manner as the Compensation Committee or the board of directors determines is appropriate, in its discretion.
     Specified consolidations, mergers, transfers of substantially all of our properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of common shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, their common shares, are each referred to as a “Transaction.” If we engage in a Transaction, then the holder of the non-plan option after consummation of the Transaction will be entitled to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the holder would have received in the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction.
     In addition, in connection with a Transaction, the Compensation Committee or the board of directors, acting in its discretion without the consent of any holder of any non-plan option and regardless of any other provision of the option, may:
•	permit such options to be exercised in full for a limited period of time, after which all unexercised options and all rights of holders of such options would terminate,

•	permit such options to be exercised in full for their then remaining terms, or

•	require all such options to be surrendered to us for cancellation and payment to each holder in cash of the excess of the fair market value of the underlying common shares as of the date the Transaction is effective over the exercise price, less any applicable withholding taxes.
The Compensation Committee or the board of directors may not select an alternative for a holder that would result in his or her liability under Section 16(b) of the Exchange Act, without the holder’s consent. If all of the alternatives have such a result, the Compensation Committee or board of directors will take action to put the holder in as close to the same position as he or she would have been in if one of the alternatives described above had been selected, but without resulting in any payment by the holder under Section 16(b) of the Exchange Act. With the consent of each holder, the Compensation Committee or board of directors may make such provision with respect to any Transaction as it deems appropriate.
     The options may not be transferred other than by will or by the laws of descent and distribution, and during the optionee’s lifetime, the option is exercisable only by the optionee.
III. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR REGISTERED INDEPENDENT ACCOUNTANTS
FOR THE YEAR ENDING NOVEMBER 30, 2010
     Our Audit Committee has appointed Deloitte & Touche LLP as our registered independent accounting firm for the fiscal year ending November 30, 2010, and the board of directors and the Audit Committee recommend that the shareholders ratify this appointment.
     Although there is no requirement that Deloitte & Touche LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other registered independent accounting firms if the shareholders choose not to ratify the appointment of Deloitte & Touche LLP. The Audit Committee may terminate the appointment of Deloitte & Touche LLP as our registered independent accounting firm without the approval of shareholders whenever the Audit Committee deems such termination appropriate.
     Deloitte & Touche LLP are our independent accountants, have reported on the financial statements in our 2009 Annual Report to Shareholders, which accompanies this proxy statement, and have served as our independent accountants for many years.
     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if she desires to do so. The representative will also be available to respond to appropriate questions.
     The following table presents aggregate fees billed for each of the years ended November 30, 2009 and 2008 for professional services rendered by Deloitte & Touche LLP in the following categories:

	Fiscal Year Ended
	November 30,
	2009	2008
Audit Fees (1)	$326,925	$444,075
Audit-Related Fees (2)	$0	$18,980
Tax Fees (3)	$197,441	$117,836
All Other Fees	$0	$0

(1)	Consists of fees for the audit of our annual financial statements and the audit of our internal controls over financial reporting, and review of financial statements included in our Form 10-Qs.

(2)	Consists of due diligence related to mergers and acquisitions in fiscal 2008.

(3)	Consists of tax return preparation fees, quarterly estimated tax preparation fees and international tax consulting fees.
     In accordance with Section 10A(i) of the Exchange Act, before Deloitte & Touche LLP is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.
     Shareholder ratification of the appointment of Deloitte & Touche LLP as our registered independent accountants for the fiscal year ending November 30, 2010 requires the approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.
     The board of directors and the Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our registered independent accountants for the year ending November 30, 2010.
IV. OTHER MATTERS
Annual Report
     A copy of our Annual Report to Shareholders for the fiscal year ended November 30, 2009 accompanies this proxy statement. We file an Annual Report on Form 10-K with the Securities and Exchange Commission. We will provide, without charge, to each person being solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 (as filed with the Securities and Exchange Commission, excluding exhibits for which a reasonable charge shall be imposed). All such requests should be directed to Somanetics Corporation, 2600 Troy Center Drive, Troy, Michigan 48084-4771, Attention: Investor Relations Department.
Shareholder Proposals
     Proposals of shareholders that are intended to be presented at our 2011 annual meeting of shareholders must be received by our Secretary at our offices, 2600 Troy Center Drive, Troy, Michigan 48084-4771, no later than November 4, 2010 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.
     We must receive notice of any proposals of shareholders that are intended to be presented at our 2011 annual meeting of shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, no later than January 18, 2011 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Somanetics Corporation, 2600 Troy Center Drive, Troy, Michigan 48084-4771, Attention: Investor Relations Department. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.
Other Business
     Neither we nor the members of our board of directors intend to bring before the annual meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and none of us has any present knowledge that other matters will be presented for action at the annual meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented by the proxy in accordance with their best judgment.
By order of the board of directors
Bruce J. Barrett
President and Chief Executive Officer
Troy, Michigan
March 4, 2010

EXHIBIT A
AMENDED AND RESTATED
SOMANETICS CORPORATION
2005 STOCK INCENTIVE PLAN
1. Introduction
     1.1 Purposes.
     The purposes of the Somanetics Corporation 2005 Stock Incentive Plan (this “Plan”) are (1) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (2) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its shareholders.
     1.2 Definitions.
     “Agreement” shall mean the written agreement evidencing an award under this Plan between the Company and the recipient of such award.
     “Board” shall mean the Board of Directors of the Company.
     “Change in Control” shall have the meaning set forth in Section 4.8(b).
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Committee” shall mean the Board or the committee designated by the Board to perform any of the functions and duties of the Committee under the Plan.
     “Common Shares” shall mean the common shares, par value $.01 per share, of the Company.
     “Company” shall mean Somanetics Corporation, a Michigan corporation, or any successor to Somanetics Corporation.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall mean the average of the high and low transaction prices of a Common Share on The Nasdaq SmallCap Market on the date as of which such value is being determined or, if the Common Shares are not listed on The Nasdaq SmallCap, the average of the high and low transaction prices of a Common Share on the principal market on which the Common Shares are traded on the date as of which such value is being determined, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined,

Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.
     “Incentive Stock Option” shall mean an option to purchase Common Shares that meets the requirements of Section 422 of the Code, or any successor provision, and that is intended by the Committee to constitute an Incentive Stock Option.
     “Incumbent Board” shall have the meaning set forth in Section 4.8(b)(2).
     “Mature Shares” shall mean previously-acquired Common Shares for which the holder has good title, free and clear of all liens and encumbrances, and which such holder either (1) has held for at least six months or (2) has purchased on the open market.
     “Non Qualified Stock Option” shall mean an option to purchase Common Shares that is not an Incentive Stock Option.
     “Outstanding Common Shares” shall have the meaning set forth in Section 4.8(b)(1).
     “Outstanding Voting Securities” shall have the meaning set forth in Section 4.8(b)(1).
     “Person” shall have the meaning set forth in Section 4.8(b)(1).
     “Restricted Stock” shall mean Common Shares that are subject to a Restriction Period.
     “Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
     “Restricted Stock Unit” shall mean a right that entitles the holder to receive, upon vesting, one Common Share (which may be Restricted Stock) or cash in an amount equal to the Fair Market Value of one Common Share on the date of vesting.
     “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
     “Restriction Period” shall mean any period designated by the Committee during which (1) the Common Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (2) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.
     “Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.
     “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 25% of the combined voting power of the total outstanding equity interests of such entity.
     “Tax Date” shall have the meaning set forth in Section 4.5.
     “Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

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     1.3 Administration.
     This Plan shall be administered by the Committee; provided that any awards under this Plan to non-employee directors will be administered by a committee of the Board comprised solely of independent directors as defined by Nasdaq listing standards. Any one or a combination of the following awards may be made under this Plan to eligible persons: (1) options to purchase Common Shares in the form of Incentive Stock Options or Non Qualified Stock Options, and (2) Stock Awards in the form of Restricted Stock or Restricted Stock Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Common Shares and the number of Restricted Stock Units subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and the regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (1) all or any outstanding options shall become exercisable in part or in full, or (2) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse. The Committee shall, subject to the terms of this Plan, interpret this Plan and its application and establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.
     The Committee may, subject to the applicable law (including Section 162(m) of the Code and the regulations thereunder in the case of an award intended to be qualified performance-based compensation), delegate some or all of its power and authority under this Plan to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.
     No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority under this Plan, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation and/or Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.
     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (1) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (2) acts approved in writing by all of the members of the Committee without a meeting.

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     1.4 Eligibility.
     Participants in this Plan shall consist of such officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, and persons expected to become officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, of the Company or a Subsidiary as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.
     1.5 Shares Available.
     (a) Subject to adjustment as provided in Section 4.7, the number of Common Shares that shall be available for awards under this Plan shall be ~~1,200,000~~1,800,000.
     (b) The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of substitute awards) and make adjustments if the number of Common Shares actually delivered differs from the number of shares previously counted in connection with an award. To the extent that Common Shares subject to an outstanding award granted under this Plan are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award by reason of (1) the expiration, termination, cancellation or forfeiture of such award, (2) the settlement of such award in cash, or (3) the delivery or withholding of Common Shares to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such Common Shares shall again be available under this Plan. This Section 1.5(b) shall apply to Incentive Stock Options only to the extent consistent with application Internal Revenue Service regulations relating to Incentive Stock Options under the Code.
     (c) Common Shares shall be made available from authorized and unissued Common Shares, or authorized and issued Common Shares reacquired and held as treasury shares or otherwise or a combination thereof.
     (d) To the extent necessary for an award to be qualified performance based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of Common Shares with respect to which options may be granted during any calendar year to any person shall be 300,000, subject to adjustment as provided in Section 4.7. All shares with respect to which an award is granted under this Plan shall be counted for purposes of the per-person share limitation of this Section 1.5(d), regardless of whether the recipient of the award does not realize the benefit of the award as a result of forfeiture, cancellation, expiration, termination or other event. If a stock option is modified after grant to reduce its exercise price, the modified stock option shall be treated as a newly granted stock option for purposes of this per-person share limitation, with the shares covered by both the original and the modified grant counting against the number of available shares under this per-person share limitation.

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2. Stock Options
     2.1 Stock Options.
     The Committee may, in its discretion, grant options to purchase Common Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Common Shares with respect to which options designated as, or intended to be, Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the maximum amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.
     Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
     (a) Number of Shares and Purchase Price. The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Common Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per Common Share shall not be less than the minimum price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.
     (b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Common Shares.
     (c) Method of Exercise. An option may be exercised (1) by giving written notice to the Company specifying the number of whole Common Shares to be purchased

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and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted irrevocable instructions to promptly deliver to the Company full payment for the Common Shares with respect to which the option is exercised from the proceeds of the stockbroker’s sale of or loan against some or all of the Common Shares, or (D) any combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, and (2) by executing such documents as the Company may reasonably request. Any fraction of a Common Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
     2.2 Termination of Employment or Service.
     Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation, disposition or other treatment of an option upon a termination of employment or service with the Company of the holder of such option, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.
     2.3 No Repricing of Awards.
     Notwithstanding anything in this Plan to the contrary and subject to Section 4.7, without the approval of shareholders, the Committee will not amend or replace previously granted options in a transaction that constitutes a “repricing,” as such term is used in the Nasdaq Stock Market Marketplace Rules and related interpretations or, if the Common Shares are not listed on The Nasdaq Stock Market, in the rules of the principal market on which the Common Shares are traded.
3. Stock Awards
     3.1 Stock Awards.
     The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Committee may grant Stock Awards under this Plan independently, in lieu of, or in conjunction with, any cash bonus award otherwise payable to an employee pursuant to any bonus or incentive plan maintained by the Company from time to time.
     3.2 Terms of Stock Awards.
     Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

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     (a) Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Stock Award or a Restricted Stock Unit Award, and the Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award, shall be determined by the Committee.
     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Common Shares subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and for the forfeiture of all or a portion of the Common Shares subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period; provided that, subject to the provisions of this Plan, Stock Awards issued with performance-based vesting shall vest over a minimum of one year, Stock Awards issued with time-based vesting shall vest over a minimum of three years, and the Committee will not have discretionary authority to waive these vesting periods, except in the event of disability, death, Change in Control, retirement or termination without cause.
     (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 4.6, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Common Shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any Restriction Period (and the satisfaction of any continuation of employment or service requirements) applicable to a Restricted Stock Award or to a Restricted Stock Unit Award payable in whole or in part in Common Shares, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 4.5, a certificate or certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award.
     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that a distribution with respect to Common Shares, other than a regular cash dividend, shall be deposited with the

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Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.
     (e) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (1) shall specify whether such award may be settled in Common Shares (including Restricted Stock) or cash or a combination thereof and (2) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Common Shares subject to such award. Prior to the settlement of a Restricted Stock Unit Award in Common Shares, the holder of such award shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such award.
     3.3 Termination of Employment or Service.
     All of the terms relating to the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.
4. General
     4.1 Effective Date and Term of Plan.
     This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the shareholders of the Company approve the Plan within 12 months after its adoption by the Board of Directors. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the shareholders of the Company, this Plan and any awards granted under this Plan shall be null and void.
     4.2 Amendments.
     The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the regulations thereunder and any rule of The Nasdaq Stock Market or, if the Common Shares are not listed on The Nasdaq Stock Market, any rule of the principal market on which the Common Shares are then traded. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.
     4.3 Agreement.
     Each award shall be evidenced by an Agreement executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

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     4.4 Non-Transferability of Awards.
     Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.
     4.5 Tax Withholding.
     The Company shall have the right to require, prior to the issuance or delivery of any Common Shares or the payment of any cash pursuant to an award made under this Plan, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. In the discretion of the Company (1) the Company may withhold whole Common Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (2) the holder may be permitted to satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an option, except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted irrevocable instructions to promptly deliver to the Company an amount (in addition to the option exercise price) equal to the withholding tax owing in respect of such option exercised from the proceeds of the stockbroker’s sale of or loan against some or all of the Common Shares subject to the option, or (D) any combination of the foregoing. Any fraction of a Common Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
     4.6 Restrictions on Shares.
     Each award made under this Plan shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities market or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may

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require that certificates evidencing Common Shares delivered pursuant to any award made under this Plan bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     4.7 Adjustment.
     In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Shares other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding award, the purchase price per security of each outstanding option, and the maximum number of securities with respect to which awards may be granted in any calendar year to any person shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive; provided, however, that no fractional shares shall be issued pursuant to the Plan, no awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding award.
     4.8 Change in Control.
     (a) Actions Upon A Change In Control. Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control, in the Committee’s discretion, either (1) (a) all outstanding options shall immediately become exercisable in full, (b) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, and (c) there shall be substituted for each Common Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Common Share shall be converted pursuant to such Change in Control, if any; provided that in the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price, or (2) each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (a) in the case of an option, the number of Common Shares then subject to such option, multiplied by the excess, if any, of the greater of (I) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place, or (II) the Fair Market Value of a Common Share on the date of occurrence of the Change in Control. over the purchase price per Common Share subject to the option, and (b) in the case of a Restricted Stock Award or Restricted Stock Unit Award the number of Common Shares or the number of Restricted Stock Units, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to shareholders of the Company in any transaction

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whereby the Change in Control takes place or (B) the Fair Market Value of a Common Share on the date of occurrence of the Change in Control.
     (b) “Change in Control” shall mean:
     (1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (1) the then outstanding Common Shares of the Company (the “Outstanding Common Shares”) or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (3) of this Section 4.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Shares or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
     (2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, by the Company’s shareholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;
     (3) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Common Shares, and the combined voting power of the outstanding

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securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Shares and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding Common Shares of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (4) the consummation of a plan of complete liquidation or dissolution of the Company.
     4.9 Deferrals.
     The Committee may determine that the delivery of Common Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made under this Plan shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.
     4.10 No Right of Participation, Employment or Service.
     No person shall have any right to participate in this Plan. Neither this Plan nor any award made under this Plan shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability under this Plan.
     4.11 Rights as Shareholder.
     No person shall have any right as a shareholder of the Company with respect to any Common Shares or other equity security of the Company which is subject to an award under this Plan unless and until such person becomes a shareholder of record with respect to such Common Shares or equity security.

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     4.12 Designation of Beneficiary.
     If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option granted under this Plan is exercisable after the holder’s death, such beneficiary or beneficiaries shall be entitled to exercise such option pursuant to procedures prescribed by the Committee.
     Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.
     If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option under this Plan held by such holder at the time of the holder’s death, to the extent then or thereafter exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person, or as otherwise prescribed under the laws of descent and distribution.
     4.13 Governing Law.
     This Plan, each award under this Plan and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the other laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.
     4.14 Foreign Employees.
     Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.
     4.15 Section 409A of the Code.
     Notwithstanding any other provision of the Plan, no award under the Plan shall have any terms or features (including, without limitation, terms or features relating to the type of award, time of or events triggering vesting, method of exercise or payment of withholding tax, method of settlement, form and timing of consideration payable in settlement, or deferral or other elections), whether at the time of grant or subsequent to the time of grant, that would cause the award to be nonqualified deferred compensation that fails to comply with the requirements under Section 409A of the Code and the guidance and regulations issued thereunder. Moreover, notwithstanding any other provision of the Plan, no action may be taken by the Committee or the Board under or in respect of the Plan (including, without limitation, Plan amendments under

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Section 4.2 or adjustments under Section 4.7) that would cause the Plan or any award under the Plan to be a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and the guidance and regulations issued thereunder.

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SOMANETICS CORPORATION
PROXY
BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING APRIL 21, 2010
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SOMANETICS CORPORATION
     The undersigned hereby appoints Bruce J. Barrett and Mary Ann Victor, and each of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the common shares, par value $0.01 per share, of the undersigned in Somanetics Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 21, 2010, and at any and all adjournments thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
SOMANETICS CORPORATION
April 21, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at — https://materials.proxyvote.com/834445
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors		2. Amendment to the Somanetics Corporation 2005 Stock Incentive Plan to increase the number of common shares reserved for issuance under the plan by 600,000 shares, from 1,200,000 to 1,800,000 shares.
☐		NOMINEES:
	FOR ALL NOMINEES	○ Bruce J. Barrett ○ John P. Jumper	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐

FOR ALL EXCEPT
(See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●.
3. Ratification of the appointment of Deloitte & Touche LLP as our registered independent accountants for the year ending November 30, 2010.
			FOR ☐	AGAINST ☐	ABSTAIN ☐

4. In their discretion with respect to any other matters that may properly come before the meeting.

The shares represented by this proxy will be voted in accordance with the specifications made herein. The shares represented by this proxy will be voted for the election of the directors named in Proposal 1 and for Proposals 2 and 3 if no instructions to the contrary are indicated or if no instruction is given.

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.